Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:15 PM 07/01/1994
944121943 - 2169395

RESTATED CERTIFICATE OF INCORPORATION

OF

WAVE SYSTEMS CORP.

Wave Systems Corp., a Delaware corporation, hereby certifies as follows:

1.             The name of the corporation is Wave Systems Corp. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 12, 1988. The name of the corporation when it was originally incorporated was Indata Corporation.

2.             This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation, and has been adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders and written notice has been given to stockholders who did not consent in writing, all in accordance with the provisions of Section 22B of the General Corporation Law of the State of Delaware.

3.             Upon this Restated Certificate of Incorporation becoming effective pursuant to the Delaware General Corporation Law, all of the authorized shares of common stock of the Corporation issued and outstanding or held in treasury immediately prior to the effective time of this Restated Certificate of Incorporation (the “Old Common Stock”) automatically shall be converted on a share-for-share basis into shares of Class B Common Stock without any action by the holders thereof. All rights appertaining to the Old Common Stock, or accruing by virtue of the ownership thereof, shall immediately cease and terminate, and the holders thereof shall surrender the certificates therefor to the Corporation for cancellation and receive and accept in lieu thereof certificates of Class B Common Stock in exchange for, and in substitution of, the Old Common Stock as above provided. The voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications of the Class B Common Stock shall be as set forth in this Restated Certificate of Incorporation.

4.             The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

FIRST.                    The name of this Corporation is Wave Systems Corp. (the “Corporation”).

SECOND.               The Address of this Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is The Prentice Hall Corporation System, Inc.

THIRD.                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.              (1) The total number of shares of stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares divided into the following classes:

(a)           Twenty -Five Million (25,000,000) shares of Class A Common Stock with a par value of one cent ($0.01) per share;

(b)           Thirteen Million (13,000,000) shares of Class B Common Stock with a par value of one cent ($0.01) per share; and

(c)           Two Million (2,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share.

(2)           (a)           Each share of Class A Common Stock and each share of Class B Common Stock (collectively, the “Common Stock”) shall be identical in all respects and shall have equal powers, preferences, rights, and privileges, except as otherwise provided in this Article FOURTH.

(b)           Except as otherwise provided in paragraph 2(c) of this Article FOURTH, each holder of Class A Common Stock shall be entitled to one (1) vote in respect of each share of Class A Common Stock standing in his name on the

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stock transfer records of the Corporation, and each holder of Class B Common Stock shall be entitled to one (1) vote in respect of each share of Class B Common Stock standing in his name on the stock transfer records of the Corporation on all matters on which stockholders are entitled to vote or give consent. Except as otherwise required by law, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall in all matters vote together as a single class, provided, however, that the provisions of paragraphs 2(b) and 2(c) of this Article FOURTH shall not be altered, amended or repealed, in whole or in part, without the affirmative vote of the holders of a majority of the shares of the Class A Common Stock and the holders of a majority of the shares of the Class B Common Stock, each voting separately as a class.

(c)           Notwithstanding anything to the contrary in paragraph 2(b) of this Article FOURTH, each holder of Class A Common Stock shall be entitled to one (1) vote in respect of each share of Class A Common Stock standing in his name on the stock transfer records of the Corporation, and each holder of Class B Common Stock shall be entitled to five (5) votes in respect of each share of Class B Common Stock standing in his name on the stock transfer records of the Corporation on the following matters:

A.            Any election of directors in which one or more directors have been nominated by any individual, firm, corporation or other entity (each a “Person”) or group (within the meaning of Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended ) other than by the Board of Directors of the Corporation, or in the event of an “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended) or other solicitation of proxies or consents by or on behalf of a Person or group (within the meaning of Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended), other than the Board of Directors of the Corporation, for the purpose of electing directors; and

B.            Any vote by the stockholders of the Corporation on any merger, consolidation or reorganization of the Corporation or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other Person, unless the

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particular business combination or other transaction has been recommended by the Board of Directors of the Corporation.

In addition to the foregoing, each holder of Class A Common Stock shall be entitled to one vote in respect of each share Class A Common Stock standing in his name on the stock transfer records of the Corporation, and each holder of Class B Common Stock shall be entitled to five votes in respect of each share of Class B Common Stock standing in his name on the stock transfer records of the Corporation on all matters on which stockholders are entitled to vote or give consent upon the acquisition (other than directly from the Corporation) by any Person or group (within the meaning of Section 13(d) (3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding voting securities, except for acquisitions by: (i) the Corporation, (ii) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Corporation (a “Subsidiary”), (iii) any employee benefit plan of the Corporation or any Subsidiary, (iv) any entity holding securities of the Corporation organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such employee benefit plan, or (v) any Person who has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 3% or more of the combined voting power of the Corporation’s outstanding voting securities at the time of the closing of the Corporation’s initial public offering, or any group (within the meaning of Section 13(d) (3) of the Securities Exchange Act of 1934, as amended) which includes any such Person.

(3)           Each share of Class B Common shall be convertible, at the option of the holder thereof, into one fully paid and nonassessable share of Class A Common Stock. Any such conversion may be effected by any holder of Class B Common Stock at any time by surrendering such holder’s certificate or certificates representing the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any duly appointed and acting transfer agent

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for the Class B Common Stock, as applicable, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates representing the Class A Common Stock to the issued. Any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made immediately and automatically at the close of business on the date of receipt by the Corporation or any such transfer agent, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at the close of business on that date. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock that have been converted hereunder shall not be cancelled but shall remain as treasury shares unless retired by resolution of the Board of Directors. Class A Common Stock shall not be convertible into Class B Common Stock.

(4)           (a)           A Beneficial Owner (as hereinafter defined) of shares of Class B Common Stock (hereinafter referred to as a “Class B Stockholder”) may transfer, directly or indirectly, shares of Class B Common Stock, whether by sale, assignment, gift or otherwise, only to a Class B Permitted Transferee (as hereinafter defined) and no Class B Stockholder may otherwise transfer Beneficial Ownership (as hereinafter defined) of any shares of Class B Common Stock. In the event of any attempted transfer of the Beneficial Ownership of any shares of Class B Common Stock in violation of the limitation provided in the preceding sentence, the shares of Class B Common Stock with respect to which the transfer of such Beneficial Ownership has been

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attempted shall be deemed to have been converted automatically, without further deed or action by or on behalf of any person, into shares of Class A Common Stock. A “Class B Permitted Transferee” shall be, if the Class B Stockholder is an individual:

(A)          the estate of the Class B Stockholder or any legatee, heir or distributee thereof;

(B)           the spouse or former spouse of the Class B Stockholder;

(C)           any parent or grandparent and any lineal descendant (including any adopted child) of any parent or grandparent of the Class B Stockholder or of the Class B Stockholder’s spouse or former spouse;

(D)          any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any executor, administrator, conservator and/or other legal representative of, the Class B Stockholder and/or Class B Permitted Transferee or Class B Permitted Transferees thereof;

(E)           a trust (including a voting trust), and any savings or retirement account, such as an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of such Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof, including any trust in respect of which such Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof has any general or special power of appointment or general or special nontestamentary power or special testamentary power of appointment limited to any Class B Permitted Transferee or Class B Permitted Transferees;

(F)           Any corporation, partnership or other business entity if Substantial Beneficial Ownership (as hereinafter defined) thereof is held by such Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof; provided, however, that if such Class B Stockholder, and all Class B Permitted Transferees thereof, cease, for whatever reason, to hold

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Substantial Beneficial Ownership of such corporation, partnership or other business entity, then any and all shares of Class B Common Stock that such corporation, partnership or other business entity, is the Beneficial Owner of shall be deemed to be converted automatically, without further deed or action by or on behalf of any person, into shares of Class A Common Stock;

(G)           any individual or entity which holds Class B Common Stock at the time of the transfer; and

(H)          the Corporation.

A “Class B Permitted Transferee” shall be, if the Class B Stockholder is a corporation, partnership or other business entity:

(A)          any employee benefit plan, or trust thereunder or therefor, sponsored by the Class B Stockholder;

(B)           any trust (including any voting or liquidating trust) principally for the benefit of the Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof;

(C)           any corporation, partnership or other business entity if Substantial Beneficial Ownership thereof is held by such Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof; provided, however, that if such Class B Stockholder, and all Class B Permitted Transferees thereof, cease, for whatever reason, to hold Substantial Beneficial Ownership of such corporation, partnership or other business entity, then any and all shares of Class B Common Stock that such corporation, partnership or other business entity is the Beneficial Owner of shall be deemed to be converted automatically, without further deed or action by or on behalf of any person, into shares of Class A Common Stock;

(D)          the stockholders of the corporation, partners of the partnership or other owners of equity interests in any other business entity, who receive such shares, by way of dividend or distribution (upon dissolution, liquidation or otherwise), provided that such transfer will not result

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in Beneficial Ownership of any such shares by any person who did not have the power to control such corporation, partnership or business entity at the time such corporation, partnership or business entity first acquired Beneficial Ownership of such shares of Class B Common Stock (other than by any person who qualifies as a Class B Permitted Transferee pursuant to any other provision of this paragraph (4) (a) of this Article FOURTH);

(E)           any individual or entity which holds Class B Common Stock at the time of the transfer; and

(F)           the Corporation.

(b)           Any person who holds shares of Class B Common Stock for the Beneficial Ownership of another, including (A) any broker or dealer in securities; (B) any clearing house; (C) any bank, trust company, savings and loan association or other financial institution; (D) any other nominee; and (E) any savings plan or account, or related trust, such as an individual retirement account, principally for the benefit of any individual, may transfer such shares to the person or persons for whose benefit it holds such shares.

Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge such shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Class B Permitted Transferee with respect to Class B Common Stock. In the event of foreclosure or other similar action by the pledgee, such pledged shares shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Class A Common Stock unless within five business days after such foreclosure or similar event such pledged shares are returned to the pledger or transferred to a Class B Permitted Transferee. The foregoing provisions of this paragraph shall not be deemed to restrict or prevent any transfer of such shares by operation of law upon incompetence, death, dissolution or bankruptcy of any Class B Stockholder or any provision of law providing for, or judicial order of, forfeiture, seizure or impoundment.

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(c)           Any transferee of shares of Class B Common Stock pursuant to a transfer made in violation of paragraph (4) (a) of this Article FOURTH shall have no rights as a stockholder of the Corporation and no other rights against or with respect to the Corporation except the right to receive, in accordance with paragraph (3) of this Article FOURTH, shares of Class A Common Stock upon the conversion of such transferred shares. Notwithstanding any other provision of this Restated Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by law, be entitled to issue shares of Class B Common Stock to any person from time to time.

(d)           The Corporation and any transfer agent of Class B Common Stock may, as a condition to the transfer or the registration of any transfer of shares of Class B Common Stock permitted by paragraph (4) (a) of this Article FOURTH, require the furnishing of such affidavits or other proof as they deem necessary to establish that such transferee is a Class B Permitted Transferee.

(e)           For purposes of paragraph (4) (a) of this Article FOURTH, the term “Beneficial Ownership” in respect of shares of Class B Common Stock shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of, or to direct the voting or disposition of, such shares and the term “Beneficial Owner” in respect of shares of Class B Common Stock shall mean the person or persons who possess such power and authority. For purposes of paragraph (4) (a) of this Article FOURTH, the term “Substantial Beneficial Ownership” in respect of any corporation, partnership or other business entity shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of, or to direct the voting or disposition of, at least 80% of each class of equity ownership interest in such corporation, partnership or other business entity.

(5)           (a)           Holders of Class A Common Stock and Class B Common Stock shall be entitled to share ratably as a single class in all dividends and other distributions of cash, shares of capital stock of the Corporation, other securities of the Corporation or any other company or any other securities of the Corporation or any other right or property as may be declared thereon by the Board of Directors from

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time to time out of assets or funds of the Corporation legally available therefor.

(b)           Dividends may be paid in shares of Class A Common Stock or Class B Common Stock, but shares of Class A Common Stock may be paid only to holders of Class A Common Stock and shares of Class B Common Stock may be paid only to holders of Class B Common Stock and the same number of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

(c)           In the event the Corporation shall be liquidated (either partially of completely), dissolved or wound up, whether voluntarily or involuntarily, each share of Class A Common Stock and Class B Common Stock shall be entitled to an equal distribution of net assets.

(d)           Whenever the Corporation shall (A) declare a dividend on shares of any class of Common Stock in shares of such class of Common Stock or in securities convertible into or exchangeable for shares of such class of Common Stock, (B) subdivide the outstanding shares of any class of Common Stock, (c) combine the outstanding shares of any class of Common Stock into a smaller number of shares, or (D) issue any shares of any class of Common Stock upon reclassification of such shares, an identical dividend, subdivision, combination or other adjustment shall be made with respect to the shares of the other class or classes of Common Stock.

(e)           In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and Class B Common Stock.

(6)           In addition to a series of Preferred Stock designated as “Series A Cumulative Redeemable Preferred Stock,” the terms of which are set forth below, the Board of Directors is authorized, subject to limitations prescribed by law and to the provisions of this Article FOURTH, to provide for the issuance of Preferred Stock from time to

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time in one or more series with such distinctive serial designations, rights, preferences, and limitations of the shares of each such series as the Board of Directors shall establish, by adopting a resolution and by filing a certificate of designations pursuant to the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each series shall, to the extent allowed by such law, include the authority to establish and fix the following:

(a)           The number of shares initially constituting the series and the distinctive designation of that series;

(b)           The extent, if any, to which the shares of that series shall have voting rights, whether none, full, fractional or otherwise limited;

(c)           Whether the shares of that series shall be entitled to receive dividends (which may be cumulative or noncumulative) and, if so, the rate or rates, the conditions, and the times payable and whether payable in preference to, or in some other relation to, the dividends payable on any other class or classes or any other series of the same or any other class or classes of stock of the Corporation;

(d)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon any distribution of its assets;

(e)           Whether the shares of that series shall have conversion privileges and, if so, the terms and conditions of such conversion privileges, including provision, if any, for adjustment of the conversion rate and for payment of additional amounts by holders of Preferred Stock of that series upon exercise of such conversion privileges;

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(f)            Whether or not the shares of that series shall be redeemble, and, if so, the price at and the terms and conditions upon which such shares shall be redeemable, and whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of each sinking fund; and

(g)           Such other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series (but not below the number of shares thereof then outstanding).

(7)           A statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of Series A Cumulative Preferred Stock is as follows:

1.             Designation and Amount

The shares of this series shall be designated as “Series A Cumulative Redeemable Preferred Stock” (hereinafter referred to as the “Series A Preferred Stock”), par value $.01 pre share, and the number of shares constituting such series shall be 360.

2.             Rank

The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) on a parity with any other series of Preferred Stock hereafter established by the Board of Directors, and (b) prior to any equity securities of the Corporation to which the Series A Preferred Stock ranks prior, including the Common Stock par value $.01 share.

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3.             Dividends

Holders of shares of Series A Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation out of assets of the Corporation legally available for payment, a dividend at the rate of Sixty Dollars ($60.00) per annum. Dividends on the Series A Preferred Stock will be cumulative from the date of original issue, and shall be payable upon redemption of the shares of Series A Preferred Stock. Unless full cumulative dividends on the Series A Preferred Stock have been declared and a sum sufficient for the payment thereof set apart for such payment, no dividends (other than in Common Stock or another stock ranking junior to the Series A Preferred Stock as to dividends and liquidation rights) shall be declared or paid or set aside for payment or other distribution made upon the Common Stock of the Corporation or on any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as dividends or liquidation rights, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on parity with the Series A Preferred Stock as to dividends and liquidation preference be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares or such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and liquidation preference).

4.             Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to liquidation preference, liquidating distributions in the amount of One Thousand Dollars ($1,000) per share, except that if such voluntary or involuntary liquidation, dissolution or winding up of the Corporation is approved prior to April 19, 1993, then the amount of such liquidating distribution shall be Three Hundred Forty-Seven Dollars and Twenty-Two Cents

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($347.22) per share. The date of the approval of a liquidation, dissolution or winding up of the Corporation shall be the date upon which such action is approved by the stockholders of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Under this paragraph 2, a distribution of assets in any dissolution, winding up, liquidation or reorganization shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Corporation immediately followed by reincorporation of another corporation, or (iii) a sale or other disposition of all or substantially all of the Corporation’s assets to another corporation, provided that in each case effective provision is made in the certificate of incorporation of the resulting or surviving corporation or other side for the protection of the rights of the holders of the Series A Preferred Stock.

5.             Redemption

5.1.  General.   Shares of the Series A Preferred Stock shall be redeemable at any time, in whole but not in part, at the option of the Corporation, at one Thousand Dollars ($1,000) per share of the Series A Preferred Stock, except that if said Preferred Stock is redeemed on or before April 19, 1993, it shall be redeemable at Three Hundred Forty-Seven Dollars and Twenty-Two Cents ($347.33) per share.

5.2.  Mandatory Redemption.   On October 19, 1997, the Corporation shall purchase and redeem, at One Thousand

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Dollars ($1,000) per share, all outstanding shares of Series A Preferred Stock.

5.3.  Dividend Payments.   The redemption prices set forth in Paragraph 5.1 and 5.2 are in addition to dividends payable with respect to the Series A Preferred Stock pursuant to Section 3.

5.4.  Notice of Redemption.   Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of shares of Series A Preferred Stock to be redeemed at the address shown on the books of the Corporation.  On and after the redemption date, notwithstanding that any certificate representing Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, providing the funds for redemption have been set aside, the shares of Series A Preferred Stock represented thereby shall no longer be deemed outstanding, and the holders of such certificate or certificates shall have with respect to such shares no right in or with respect to the Corporation other than to receive the redemption price, without interest, upon the surrender of such certificates, and such Series A Preferred Stock shall not be transferred on the books of the Corporation except to the Corporation. Except as otherwise expressly provided in paragraph 1, nothing contained herein shall in any way limit the Corporation’s right to purchase at such time and for such consideration as the Corporation shall deem appropriate, out of any funds legally available for such purpose, any preferred stock from any holder thereof of the Corporation.

5.5.  Status of Redeemed Shares.  Any Series A Preferred Stock which is redeemed shall resume the status of authorized but unissued shares of preferred stock of the Corporation.

6.             Voting Rights

6.1.  General.  The holders of the Series A Preferred Stock shall not be entitled to voting rights with respect to the shares of Series A Preferred Stock held by such holders, except as required under the laws of the State of Delaware.

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6.2.  Issuance of Other Series of Preferred Stock.  Without the consent of the holders of Series A Preferred Stock, the Corporation may issue other series of preferred stock which are pari passu with the Series A Preferred stock as to dividends and liquidation preferences.

FIFTH.    The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The number of directors shall be fixed by, or in the manner provided in, the By-laws. Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the By-laws.

SIXTH.    In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the By-laws of the Corporation, subject to the power of the holders of the capital stock of the Corporation to alter, amend or repeal the By-laws; provided, however, that with respect to the power of the holders of the capital stock of the Corporation to alter, amend or repeal the By-laws of the Corporation, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Corporation or any designation of Preferred Stock, the affirmative vote of the holders of at least 80% of the combined voting power of the Corporation’s outstanding voting securities, voting together as a single class, shall be required to (i) alter, amend or repeal any provision of the By-laws, or (ii) alter, amend or repeal any provision of this Article SIXTH.

SEVENTH.    Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be affected by any consent in writing by such stockholders and (B) special meetings of stockholders of the Corporation may be called only by the

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Board of Directors of the Corporation or the Executive Committee of the Board of Directors of the Corporation. Notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Incorporation or any designation of Preferred stock, the affirmative vote of the holders of at least 80% of the combined voting power of the Corporation’s outstanding voting securities, voting together as a single class, shall be required to alter, amend or repeal this Article SEVENTH.

EIGHTH.    A director of the Corporation shall not personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

NINTH:   The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the

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indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

IN WITNESS WHEREOF, said Wave Systems Corp. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Peter J. Sprague, its Chairman and Chief Executive Officer, and attested by Thomas R. Dilk, its Assistant Secretary, this 30th day of June, 1994.

WAVE SYSTEMS CORP.

			By:	/s/ Peter J. Sprague
Name: Peter J. Sprague
Title: Chairman and Chief
Executive Officer

ATTEST

By:	/s/ Thomas R. Dilk
	Name:	Thomas R. Dilk
	Title:	Assistant Secretary

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/24/1996
960153159 - 2159395

CERTIFICATE OF DESIGNATION OF
SERIES B PREFERRED STOCK

OF

WAVE SYSTEMS CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, it is hereby certified that:

1.             The name of the corporation (hereinafter called the “Corporation”) is Wave Systems Corp., a Delaware corporation.

2.             The Certificate of Incorporation of the Corporation authorizes the issuance of two million (2,000,000) shares of preferred stock, par value one cent ($.01) per share, of which 360 shares of Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) are issued or outstanding as of the date hereof, and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of preferred stock into then allocated to any class or series of preferred stock into one or more classes or series, and without limiting the generality of the foregoing, to fix and determine the designation of each class or series, the number of shares which shall constitute such class or series and certain relative rights and preferences of the shares of each class or series so established.

3.             The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series B issue of Preferred Stock:

RESOLVED, that five hundred (500) of the two million (2,000,000) authorized shares of preferred stock of the Corporation shall be designated Series B Preferred Stock, $.01 per value per share, and shall possess the rights and preferences set forth below:

Section 1.     Designation and Amount.   The shares of such series shall have a par value of $.01 per share and shall be designated as Series B Preferred Stock (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 500.  The Series B Preferred Stock shall have a stated value of $10,000 per share, with a 6% per annum premium as set forth herein.

Section 2.          Rank. The Series B Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Corporation hereafter created (with the consent of the holders of the Series B Preferred Stock (the “Holders”) pursuant to Section 7(b) below) specifically ranking by its terms senior to the Series B Preferred Stock (collectively, the “Senior Securities), (ii) prior to all of the Corporation’s Class A and Class B Common Stock, par value $.01 per share (collectively, the “Common Stock”), (iii) prior to any class or series of capital stock of the Corporation hereafter created (unless it specifically, by its terms, ranks senior to or on parity with the Series B Preferred Stock) of whatever subdivision (collectively with the Common Stock, the “Junior Securities”), and (iv) on a parity with (A) any class or series of capital stock of the Corporation hereafter created (with the consent of the holders pursuant to section 7 (b) below) specifically ranking by its terms on a parity with the Series B Preferred Stock (“Parity Securities”) and (B) all of the Corporation’s Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as the “Distributions”).

Section 3.       Dividends.   This Series A Preferred stock will bear no dividends, and the Holders shall not be entitled to receive dividends on the Series B Preferred Stock.

Section 4.       Liquidation Preference.

(a)    In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders shall be entitled to receive, immediately after any distributions to the Series A Preferred Stock and Senior Securities required by the Corporation’s certificate of incorporation or any certification of designation, and prior and in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (i) $10,000 for each outstanding share of Series B Preferred Stock (the “Original Series B Issue Price”) plan (ii) an amount equal to 6% of the Original Series B Issue Price per annum for the period that has passed since the date that, in connection with the consummation of the purchase by Holders of shares of Series B Preferred Stock from the Corporation, the escrow agent first had in its possession funds representing full payment

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for the shares of Series B Preferred stock (such amount being referred to herein as the “Premium”). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders and the holders of the Parity Securities shall be insufficient to permit the payment to all such holders of the full preferential amounts due to the Holders and the holders of the Parity Securities, respectively, than the entire assets and funds of the Corporations legally available for distribution shall be distributed among the Holders and the holders of the Parity Securities, pro rate, based to the respective liquidation amounts to which each such series of stock is entitled by the Corporation's certificate of incorporation and any certificate (s) of designation relating thereto.

(b)           Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation’s certificate of incorporation including any duly adopted certificate (s) of designation.

(c)           A sale, conveyance or disposition of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4; provided, further, that a consolidation, merger, acquisition, or other business combination of the Corporation with or into any other corporation or corporations or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to Section 5(a) hereof.

Section 5.               Conversion. The record Holders shall have conversion rights as follow (the “Conversion Rights”);

(a)           Right to Convert. Each record Holder shall be entitled (at the times and in the amounts set forth below), to convert (in multiples of one preferred share) (1) up to one third (1/3) of the shares of Series B Preferred Stock held by such Holder at any time beginning 40 days following the date of the closing of a purchase and sale of Series B Preferred Stock that occurs pursuant to the offering of the Series E Preferred Stock by the Corporation (the “Closing Date”), and at anytime thereafter (2) up to an additional

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one-third (1/3) of the shares of Series B Preferred Stock held by such Holder at any time beginning 60 days following the Closing Date, and at anytime thereafter and (i) all remaining Series B Preferred Stock held by such Holder at any time beginning 90 days following the Closing Date at the office of the Corporation, into that number of fully-paid and non-assessable shares of Class A Common Stock of the Corporation calculated in accordance with the following formula (the “Conversion Rate”).

Number of shares issued upon conversion of one share of Series 9 Preferred Stocks.

(.06) (N/365) (10,000) + 10,000
Conversion Price

where,

•              N= the number of days between (i) the date that, in connection with the consummation of the initial purchase by Holders of shares of Series & Preferred Stock from the Corporation, the Corporation first had in its possession funds representing full payment for the shares of Series & Preferred Stock for which conversion is being elected, and (ii) the applicable Date of Conversion (as defined in Section 5(b) (iv) below) for the shares of Series & Preferred Stock for which conversion is being elected, and

•              Conversion Price – the lesser of (x) 110% of the average Closing Bid Price, as that term is defined below, for the 5 trading days ending on the Closing Date (the “Fixed Conversion Price”), or (y) as times the average Closing Bid Price, as that term is defined below, of the Corporation’s Class A Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below.

For purpose hereof, the term “Closing Bid Price” shall mean the closing bid price on the National Market System and if not available, the mean of the high and low prices on the National Market System.

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(b)           Mechanics of Conversion. In order to convert Series B Preferred Stock into full shares of Class A Common Stock, the Holder shall (i) send a copy by facsimile of the fully executed notice of conversion in the form attached hereto (“Notice of Conversion”) to the Corporation at the office of the Corporation and its designated transfer agent for the Series B Preferred Stock (the “Transfer Agent”) that the Holder elects to convert the same, which notice shall specify the number of shares of Series B Preferred Stock to be converted, the applicable conversion price and a calculation of the number of shares of Class A Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to midnight. New York City time on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificates representing the Series B Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion no later than midnight, New York City time the next business day, to a common courier for either overnight or 2-day delivery to the office of the Corporation. In the case of a dispute as to the calculation of the Conversion Rate, the Corporation shall promptly issue the number of share of Class A Common Stock that are not disputed. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within three (3) days of receipt of Holder’s Notice of Conversion. Such accountant shall audit the calculations and notify the Corporation and Holder of the results no later than 40 hours from the time it receives the disputed calculations. Such accountant’s calculations shall be deemed conclusive absent manifest error.

(i)           Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the preferred Stock, Certificate(s), if mutilated, the Corporation shall amounts and deliver now Preferred Stock Certificate(s) of like and date. However, Corporation shall not be obligated to re-issue such lost or stolen Preferred Stock Certificate if the Holder contemporaneously requests Corporation to convert such Series B Preferred Stock into Class A Common Stock.

(ii)          Date of Conversion. The date on which conversion occurs (the “Date of Conversion”) shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is sent via facsimile to the Corporation before midnight, New York

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City time, on the Date of Conversion, and (ii) that the original Preferred Stock Certificates to be converted are surrendered by depositing such certificates with either overnight courier or 2-day courier, as provided above, and received by the Corporation within five (5) business days thereafter. The person or persons entitled to receive the shares of Class A Common stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Class A Common Stock on the Date of Conversion. If the original Preferred Stock Certificates to be converted are not received by the Corporation within five (5) business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Corporation prior to the Conversion Notice Deadline, the Notice of Conversion, at the Corporation’s option, may be declared null and void.

(iii)         No Fractional Shares. If any conversion of the Series B Preferred Stock would create a fractional share of Class A Common Stock or a right to acquire a fractional share of Class A Common Stock, such fractional share shall be disregarded and the number of shares of Class A Common Stock issuable upon Conversion, shall be the next higher number of shares.

(iv)         Delivery of Certificate Upon Conversion. If the Corporation receives a facsimile of both the Notice of Conversion and such Preferred Stock Certificates (or, in the case of lost or stolen certificates, after provision of agreement and indemnification required by Section 6(b) (i) above) on or before six o’ clock P.M. New York City time on the Date of Conversion, the Corporation shall, within two (2) business days, issue, and causes to be delivered to a common courier for either overnight or two (2) days delivery, to such Holder, at the address of the Holder on the books of the Corporation, a certificate or certificates for the number of shares of Class A Common Stock to which the Holder shall be entitled as provided above. If the Corporation receives a facsimile of both the Notice of Conversion and such Preferred Stock Certificates (or, in the case of lost or stolen certificates, after provision of agreement and indemnification required by Section 5 (b) (1) above) after six o’ clock P.M. New York City time, but prior to midnight New York City time on the Date of Conversion, the Corporation shall, within three (3) business days, issue, and cause to be delivered to a common courier for either overnight or two (2) day delivery, to such Holder, at the address of the Holder on the books of the Corporation, a certificate or certificates for the number of shares of Class A Common

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Stock to which the Holder shall be entitled as provided above.

(v)           Notice. All notices and other communications sent to the Corporation shall be deemed given if delivered by common courier or sent via facsimile (with confirmation of receipt), in accordance with the terms set forth in this Section 5, at the following address (or at such other address specified by notice delivered by common courier or via facsimile to the Holders at the addresses of the Holders on the books of the Corporation).

Wave Systems Corp.

540 Madison Avenue

New York, New York 10022

Attention Mr. James Stokes Hatch

Facsimile No. (212) 766-2436

(c)           Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action an may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

(d)           Automatic Conversion. Each share of Series B Preferred Stock outstanding on the second anniversary of the Closing Date automatically shall be converted into Class A Common Stock on such date at the Conversion date then in effect (calculated in accordance with the formula in Section 5(a) above) and such date shall be deemed the Date of conversion with respect to such conversion.

(e)           Adjustment to Conversion Rate.

(i)            Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series B Preferred Stock is issued and outstanding, the number of outstanding shares of Class A Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately

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reduced, or if the number of outstanding shares of Class A Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

(ii)          Adjustment to Conversion Price. If, at any time when the Series B Preferred Stock is issued and outstanding, the number of outstanding shares of Class A Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any conversion of the Series B Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five trading days immediately preceding the Date of Conversion.

(iii)         Adjustment Due to Merger, Consolidatio, Etc. If, prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Class A Common Stock of the Corporation shall be changed into the name or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, or other property, then the Holders shall, upon being given at least 30 days advance written notice of such transaction, thereafter have the right to purchase and receive upon conversion of Series B preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Class A Common Stock immediately; theretofore purchasable and receivable upon the conversion of Series B Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitations, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities

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thereafter deliverable upon the conversion thereof.  The Corporation shall not effect any transaction described in this subsection 5(a) unless (1) the Holder has been given at least 30 days advance written notice of such transaction, and (2) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Holders such shares of stock and/or securities or other property as, in accordance with the foregoing provisions, the Holders may be entitled to receive upon conversion of the Series B Preferred Stock.

(iv)         No Fractional Shares.    If any adjustment under this Section 5(a) would create a fractional share of Class A common Stock or a right to acquire a fractional share of Class A Common Stock, such fractional share shall be disregarded and the number of shares of Class A Common Stock issuable upon conversion shall be the next higher integral number of shares.

(f)            Mandatory Redemption.    Notwithstanding anything contained herein to the contrary, at any time beginning 90 days following the Closing Date, the Corporation will redeem shares of Series B Preferred Stock pursuant to this Section 5(f) only to the extent that the exercise of conversion rights by the then current Holders pursuant to Section 5(d) above or in the event of automatic conversion pursuant to Section 5(d) above would result in the issuance of greater than 20% of the total number of shares of Class A Common Stock then outstanding.  If the Corporation redeems some, but not all, of the Series B Preferred Stock submitted for conversion, the Corporation shall redeem from among the Series B Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each such Holder so submitting Series B Preferred Stock for conversion.

(i)           Redemption Price.    The redemption price per share of Series B Preferred Stock under this Section 5(f) shall be calculated in accordance with the following formula (“Redemption Rate”):

[[(.06) (N/365] (10,000)] + [10,000] =	Closing Bid Price on Date of Corporation
Conversion Price

where,

“N”, “Closing Bid Price”, “Date of Conversion”, and “Conversion Price” shall have the same meanings as defined in section 5(a).

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(ii)          Mechanics of Redemption.    The Corporation shall effect each such redemption by giving notice, by facsimile, by 5 P.M. New York City time the next business day following receipt of a Notice of Conversion from a Holder, and the Corporation shall provide a copy of such redemption notice by overnight or 2-day courier, to (A) the Holder of the Series B Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Corporation’s register for the Series B Preferred Stock and (B) the Corporation’s Transfer Agent.  Such redemption notice shall indicate whether the Corporation will redeem all or part of the Series B Preferred Stock submitted for conversion and the applicable redemption price.

(iii)         Corporation Must Have Immediately Available Funds or Credit Facilities.    The Corporation shall not be entitled to send any redemption notice and begin the redemption procedure under this Section 5(f) unless it has:

(a)    the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution, or

(b)      immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

(c)      an agreement with a standby underwriter willing to purchase from the Corporation a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemption; or

(d)      a combination of the items set forth in (i), (ii) and (iii) above, aggregating the full amount of the redemption price.

(iv)         Payment of Redemption Price.     Each Holder submitting Series B Preferred Stock being redeemed under this Section 5(f) shall send their Series B Preferred Stock Certificates so redeemed to the corporation or its Transfer Agent, and the Corporation shall pay the applicable redemption price to that Holder within three (3) business days of the date the Corporation sends the redemption notice to the Holder.

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Section 6.     Voting Rights.    The Holders shall have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (“Delaware Law”), and in this Section 6, and Section 7 below.

Notwithstanding the above, the Corporation shall provide the Holders with notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders) regarding any major corporate events effecting the Corporation.  In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe low, purchase or otherwise acquire (including by way of merger, consolidation or recapitalisation) any shares of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Holders, at least then (10) days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that under Delaware Law the vote of the Holders, voting separately as a class or series as applicable, is required to authorise a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under Delaware Law) shall constitute the approval of such action by the class.  To the extent that under Delaware Law the Holders are entitled to vote on a matter with holders of Class A Common Stock, voting together as one class, such share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Class A Common stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the conversion Prior is calculated. Holders of the Series B Preferred Stock shall be entitled to notice of (and copies of proxy

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materials and other information sent to shareholders in connection with) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s by-laws and applicable statutes.

Section 7.      Protective Provision.    So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by Delaware Law) of the Holders of at least 75% of the then outstanding shares of Series B Preferred Stock, and at least 75% of the then outstanding Holders;

(a)    alter or change the rights, preferences or privileges of the Series B Preferred Stock or any Senior Securities so as to affect adversely the Series B Preferred Stock; provided, however, that no such change may be approved at any time on or prior to the 40th day following the Closing Date unless such change is unanimously approved by all Holders;

(b)    create any new class or series of stock having a preference over or ranking in parity with the Series B Preferred Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of Series B Preferred, or

(c)    do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1955, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended) unless otherwise consented to by at least 75% of the then outstanding shares of Series B Preferred Stock and at least 75% of then outstanding Holders.

In the event Holders of at least 75% of the then; outstanding shares of Series B Preferred Stock and at least 75% of the then outstanding Holders agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to the Holders of the Series B Preferred stock that did not agree to such alteration or change (the “Dissenting Holders”) and the Dissenting Holders shall have the right for a period of 30 days to convert pursuant to the terms of this Certificate of Designation as

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they exist prior to such alteration or change notwithstanding the 40 day, 60 day, and 90 day holding requirements set forth in Section 5(a) hereof), or continue to hold their shares of Series B Preferred Stock, provided, however, that the Dissenting holders may not convert anytime on or before the fortieth (40th) day following the Closing Date.

Section 8.                                            Status of Redeemed or Converted Stock. In the event any shares of Series B Preferred Stock shall be redeemed or converted pursuant to Section 5 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated notice, and shall not be issuable by the Corporation as Series B Preferred Stock.

Section 9.               Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of preferred stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series B Preferred Stock.

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IN WITNESS WHEREOF, the Corporation has caused this Certification to be signed in its name and on its behalf and attached on this 14th day of May, 1996 by duly authorized officers of the Corporation.

Wave Systems Corp.

		By:	/s/ Peter J. Sprague
Peter J. Sprague
Chairman and Chief Executive
Officer

ATTEST:

By:	/s/ James Stokes Hatch
James Stokes Hatch
Secretary

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NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series B Preferred Stock, represented by stock certificates No(s), (the “Preferred Stock Certificates”) into shares of Class A common stock (“Class A Common Stock”) of Wave System Corp. (the “Corporation”) according to the conditions of the Certificates of Designation of Series B Preferred Stock (the “Certificate of Designation”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certification. No fee will be charged to the Holder for any conversion, accept for transfer taxes, if any, A copy of each Preferred Stock Certificate is attached hereto.

The undersigned represents and warrants (i) that all offers and sales by the undersigned of the shares of Class A Common Stock issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made in compliance with Regulation 9, pursuant to registration of the Class A Common Stock under the Securities Act of 1933, as amended (the “Act”) or pursuant to an exemption from registration under the Act and (ii) the representations and warranties made by the undersigned pursuant to the Wave Systems Corp, Regulation 9 Subscription Agreement dated May        , 1996 (the “Subscription Agreement”) are true and correct as of the date hereof.

Date of Conversion:

Applicable Conversation Price:

Number of Shares of Class A
Common Stock to be Issued.

Signature :

Name :

Address :

* No shares of Common Stock will be issued until a facsimile of the Preferred Stock Certificate (s) to be converted and the Notice of Conversion are received by the Corporation. If the Corporation receives a facsimile of the Notice of Conversion and such Preferred Stock Certificates on, of prior to 6 o’clock P.M. New York City time, the Corporation shall, within two (2) business days, issue and cause to be delivered to a common courier for either overnight or two (2) day delivery to such Holder a certificate or certificates for the number of shares of Class A Common Stock to which the Holder shall be entitled as provided by the terms of the Certificate of Designation.  If the Corporation receives a facsimile of the Notice or Conversion and such Preferred Stock Certificates after 6 o’clock P.M. New York City time, but prior to midnight New York City time, the Corporation shall, within three (3) business days, issue and cause to be delivered to a common courier for either over-night or two (2) day delivery to such Holder, a certificate or certificates for the number of shares of Class A Common Stock to which the Holder shall be entitled as provided by the terms of the Certificates of Designation. Late payments will be made pursuant to the terms of the subscription Agreement.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATION
FILED 03:00 PM 12/27/1996
960386645 – 2169395

CERTIFICATE OF DESIGNATION OF

SERIES C CONVERTIBLE PREFERRED STOCK OF

WAVE SYSTEMS CORP.

The undersigned, Peter J. Sprague and James Stokes Hatch, hereby certify that:

I.              They are the duly elected and acting Chairman and Secretary, respectively, of Wave Systems Corp., a Delaware corporation (the “Company”).

II.            The Certificate of Incorporation of the Company authorizes 2,000,000 shares of preferred stock, par value $.01 per share, of which the following have been authorized and are issued and outstanding. Series A Cumulative Redeemable Preferred Stock 360 authorized and 360 outstanding, and Series B Preferred Stock 500 authorized and 20 outstanding.

III.           The following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company (the “Board of Directors”) at a meeting duly held December 20, 1996, which constituted all requisite action on the part of the Company for adoption of such resolutions.

RESOLUTIONS

WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications or restrictions thereof;

WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

1.             Designation Amount and Par Value.    The series of preferred stock shall be designated as the Series C Convertible Preferred Stock (the “Preferred Stock”), and the number of shares so designated shall be 150,000 (which shall not be subject to increase). Each share of Preferred Stock shall have a par value of $.01 per share and a stated value of $20 per share (the “Stated Value”).

2.             Dividends.

(a)           Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing on March 31, 1997, in cash or (subject to the provisions of Section 2(b) and 5(c)) shares of Class A Common Stock (as defined in Section 7) (determined based upon the Conversion Price (as defined in Section 5(d)) on such dividend payment date. Any arrears in the payment of dividends hereunder shall be paid on the Conversion Date (as defined in ""Section 5(a)(ii)). Dividends on the Preferred Stock shall accrue daily commencing the Original Issue Date (as defined in Section 7), shall accrue daily in each quarterly period based upon the actual number of days elapsed in a 360-day year and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits; surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be credited to receive such dividend payment accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequences to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed to ratably among the holders of the Preferred Stock based upon the number of shares held by each holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(c)(i).

(b)           Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Class A Common Stock in payment of dividends on the Preferred Stock if:

i)              the number of shares of Class A common stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Class A Common Stock;

ii)             the shares of Class A common stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder;

iii)            the shares of Class A Common Stock to be issued in respect of such dividends are not listed on the Nasdaq National Market or Nasdaq SmallCap Market, and any other exchange on which the Class A Common Stock is then listed for trading; or

iv)           the issuance of such shares would result in the recipient thereof beneficially owning more than 4.9% of the issued and outstanding shares of Class A Common Stock.

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(c)           So long as any Preferred Stock shall remain outstanding neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Preferred Stock for all past dividend periods shall have been paid.

3.             Voting Rights.    Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to, prior to or pari passu with the Preferred Stock.

4.             Liquidation.    Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

5.             Conversion.

(a)(f)    Each share of Preferred Stock shall be convertible into shares of Class A Common Stock (subject to reduction pursuant to Section 5(a)(iii)) at the Conversion Ratio (as defined in Section 7) at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (A) 75 days after the Original Issue Date and (B) the later to occur of (1) February 10, 1997 and (2) the date the Securities and Exchange Commission (the “Commission”) declares effective under the Securities Act of 1933. as amended (the “Securities Act”), the registration statement contemplated by the Registration Rights Agreement, dated the Original issue Date (the “Registration Rights Agreement”), by and between the Company and the original holder of Preferred Stock, pursuant to which the Company is, among other things, required to register the resale of the shares of Class A

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Common Stock issuable upon conversion of the Preferred Stock (the “Underlying Shares Registration Statement”). Holders of Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(b) and 5(a)(ii) and, as to the original holder (or its designee), subject to Section 4.10 of the Purchase Agreement (as defined in Section 7), each Conversions Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, the Company shall promptly deliver to such holder a certificate for such number of shares as have not been converted.

(ii)                                  Certain Regulatory Approval. If on the Conversion Date applicable to any conversion under this Section 5(a), (A) the Common Stock is then listed for trading on the Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Class A Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock, together with any shares of Class A Common Stock previously issued upon conversion of Preferred Stock, would exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the “Issuable Maximum”), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the Company shall issue to the converting holder of the Preferred Stock the Issuable Maximum and, with respect to any shares of Class A Common Stock that would be issuable to such holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the holder shall have the option to require the Company to either (1) as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval or (2) redeem, from funds legally available therefore at the time of such redemption, the balance of the Preferred Stock subject to such Conversion Notice at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (A) the Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on (A) the Conversion Date or (B) the date of payment by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio; provided, however, that if the holder has requested that the Company obtain the Shareholder Approval under paragraph (1) above and the Company fails for any reason to obtain such Shareholder Approval within the time period set forth in (1) above, the Company shall be obligated to redeem the Preferred Stock not converted as a result of the provisions of this Section in accordance with the provisions of paragraph (2) above, and in such case the interest contemplated by the immediately succeeding sentence shall be deemed to accrue from the Conversion Date. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and fails for any reason to pay the redemption price under (2) above within seven days

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after the Conversion Date, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting holder of Preferred Stock, accruing from the Conversion Date until the redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall to paid in cash. "Shareholder Approval" means approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's articles of organization and by-laws, of the issuance by the Company of shares of Class A Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Preferred Stock into Class A Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof).

(b)           Not later than three Trading Days after the Conversion date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law and as set forth in the Purchase Agreement) representing the number of shares of Class A Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to reduction pursuant to Section 5(a)(ii) and (ii) one or more certificates representing the number of shares of Preferred Stock not converted provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Class A Common Stock, or the holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder of the Preferred Stock, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Class A Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date, the Company shall pay to such holder, in cash, as liquidated damages, $1,500 for each day after such fifth Trading Day until such certificates are delivered. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 30th day after the Conversion Date, the Company shall, at the holder's option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such holder, as requested by such holder, and (ii) pay all accrued but unpaid dividends on account of the Preferred Stock for which the Company shall have failed to issue Class A Common Stock certificates hereunder, in cash. The redemption price

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per share shall be equal to the product of (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (B) the Conversion Ratio calculated on (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice, the Company will pay interest on the redemption price at a rate of 15% per annum; in cash to such holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full.

(c)           (i)            The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a) $2.31 (the "Initial Conversion Price") and (b) 80% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 35th day after the Original Issue Date, or (b) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 75th day after the Original Issue Date, or (c) if an Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all of the then Underlying Shares at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (d) if trading in the Class A Common Stock shall be suspended for any reason for more than three Trading Days, or (e) if the conversion rights of the holders of Preferred Stock hereunder are suspended for any reason (any such failure being referred to as an "Event," and for purposes of clauses (a), (b) and (e) the date on which such Event occurs, or for purposes of clause (c) the date which such 10 Business Day period is exceeded, or for purposes of clause (d) the date on which such three Trading Day period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 2.5% cash month (i.e., 77.5% as of the Event Date and 75% as of the one month anniversary of the "Event Date) until such time as a subsequent Underlying Shares Registration Statement is declared effective by the Commission, or until any Event contemplated by clause (d) or (e), as the case may be, is cured. Any decrease in the Conversion Price pursuant to this Section 5(c)(i) shall continue as long as shares of Preferred Stock remain outstanding. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

(ii)           If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which

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the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to received such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(iii)          If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, Such adjustment shall be made whenever such right or warrants are issued; and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the initial Conversion Price pursuant to the Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv)          If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(c)(ii) and (iii) above), then in each such case the initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record dated less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by nationally recognized major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be

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the firm that regularly examine the financial statement of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidence of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)           All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(vi)          Whenever the initial Conversion Price is adjusted pursuant to Section 5(c)(ii), (iii) or (iv), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii)         In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which the Company will not be the surviving entity, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to, at their option (A) convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled or (B) require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately proceeding (1) the effective date or the date of the closing, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on (1) the date of the closing or the date of the closing, at the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(c). The terms of any such consolidation, merger, sale, transfer, reclassification or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the

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securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such consolidation, merger, sale, transfer, reclassification or share exchange. This provision shall similarly apply to successive reclassification, consolidations, mergers, sales, transfers, reclassifications or share exchange.

(viii)        If:

A.                                 the Company shall declare a dividend (or any other distribution) on its Common Stock, or

B.                                   the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, or

C.                                     the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.                                    the approval of any stockholders of the Company shall be required (or shall be sought) in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, then the Company shall cause to be filed at cash office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to the taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

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(d)           If at any time conditions shall arise by reason of taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in a increase of the Conversion Price to more than the Conversion Price then the effect.

(e)           The Company convenants that it will at all times reserve and keep available out of its authorized and unissued Class A Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Class A Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Class A Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassesable and freely tradable. If the Company shall not on any Conversion Date have sufficient available shares of Class A Common Stock in accordance with this Section to issue upon conversion of Preferred Stock and payments of dividends thereon, the Company shall redeem, from funds legally available therefor, the shares or Preferred Stock for which such shares of Class A Stock are not available at a redemption price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (A) the Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on (A) the Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever yields a lower Conversion Price denominator for the determination of the Conversion Ratio. If the Company fails for any reason to pay the redemption price within seven days after such Conversion Date, the Company shall pay interest on such redemption price at a rate of 15%

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per annum to the converting holder, accruing from the Conversion Date until the entire redemption price, plus any interest accrued thereon, is paid in full, in cash.

(f)            Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Class A Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not; or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Class A Common Stock.

(g)           The issuance of certificates for shares of Class A Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h)           Shares of Preferred Stock converted into Class A Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

(i)            Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number of address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Easter Standard Time) on such date, (iii) four days after deposit in the United State mails, (iv) the Business Day following the date of mailing, if send by nationality recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

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6.             Redemptions.

(a)  The Company shall have the right, exercisable at any time upon 20 Trading Days notice to the holders of the Preferred Stock given at any time after the Original Issue Date, to redeem, from funds legally available therefor at the time of such redemption, all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the date of the redemption notice referenced above or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on (1) the date of such redemption notice or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. The entire redemption price shall be paid in cash. Holders of Preferred Stock may convert any shares of Preferred Stock, including shares subject to a redemption notice given under this Section, during the period form the date of such redemption notice through the 20th Trading Day thereafter.

(b) If any portion of the redemption price under Section 6(a) shall not be paid by the Company within 7 calendar days after the date due under such Section, such redemption price shall be increased by 15% per annum until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than 7 calendar days after the date due, the holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given within 45 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the “Unpaid Redemption Shares”), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the holder’s written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within five Trading Days of its receipt of such election deliver to the holder the shares of Class A Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than five Trading Days from receipt of holder’s notice of such election, return to the holder all of the Unpaid Redemption Shares.

7.             Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day of the year on which commercial banks are not required or authorized to be closed in Wilmington, Delaware.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.01 per share.

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“Class B Common Stock” means the Company’s Class B Common Stock, par value $.01 per share.

“Common Stock” means class A Common Stock, Class B Common Stock, stock of any other class into which such shares may hereafter have been reclassified or changed and any other securities hereafter designated as common stock of the Company.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon), and of which the denominator is the Conversion Price at such time.

“Junior Securities” means the Common Stock and all other equity securities of the Company, except Series A Cumulative Redeemable Preferred Stock and Series B Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Class A Common Stock on such date on The Nasdaq National Market, Nasdaq Small Cap Market or other stock exchange on which the Class A Common Stock has been listed or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Class A Common Stock is not listed on The Nasdaq National Market, Nasdaq Small Cap Market or any stock exchange, the closing bid price for a share of Class A Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market at the close of business on such date, or (c) if the Class A Common Stock is not quoted on the Nasdaq Stock Market or Nasdaq Small Cap Market, the closing bid price for a share of Class A Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Class A Common Stock is not reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the holder, or (c) if the Class A Common Stock is not publicly traded the fair market value of a share of Class A Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

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“Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of the Preferred Stock.

“Trading Day” means (a) a day on which the Class A Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (b) if the Class A Common Stock is not listed on the Nasdaq National Market or Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A Common Stock is traded in this over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

RESOLVED FURTHER, that the Chairman and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the

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Secretary of State of Delaware, a certificate of Designation in accordance with these resolutions and as required by law.

IN WITNESS WHEREOF, WAVE SYSTEM CORP. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Peter J. Sprague, its Chairman and attested to by James Stokes Hatch, its Secretary, this 27th day of December, 1996.

WAVE SYSTEMS CORP.

			By:	/s/ Peter J. Sprague
				Name:	Peter J. Sprague
				Title:	Chairman

[ILLEGIBLE]

By:	/s/ James Stokes Hatch
	Name:	James Stokes Hatch
	Title:	Secretary

EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder
in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series C Convertible Preferred Stock indicated below, into shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Wave Systems Corp. (the Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion

Number of shares of Preferred Stock to be Converted

Number of shares of Class A Common Stock to be Issued

Applicable Conversion Price

Signature

Name:

Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Class A Common Stock outstanding on such date and the number of shares of Class A Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder hereby consents to the revocation of the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Class A Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 12/30/1996
960389221 - 2169395

CERTIFICATE OF MERGER
OF
WAVE INTERACTIVE NETWORK, INC.
INTO
WAVE SYSTEMS CORP.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware.

DOES HEREBY CERTIFY:

FIRST:                            That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Wave Systems Corp.	Delaware
Wave Interactive Network, Inc.	Delaware

SECOND:     That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD:        That the name of the surviving corporation of the merger is Wave Systems Corp.

FOURTH:    That the Certificate of Incorporation of Wave Systems Corp., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:        That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 540 Madison Avenue, New York, New York 10022.

SIXTH:         That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:    That this Certificate of Merger shall be effective on December 20, 1996.

Dated December 20, 1996.	WAVE SYSTEMS CORP.

	By:	/s/ Steven Sprague
	Name:	Steven Sprague
	Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 05/30/1997
971176969 - 2169395

CERTIFICATE OF DESIGNATION OF
SERIES D CONVERTIBLE PREFERRED STOCK OF
WAVE SYSTEMS CORP.

The undersigned, Peter J. Sprague and James Stokes Hatch, hereby certify that:

I.          They are the duly elected and acting Chairman and Secretary, respectively, of Wave Systems Corp., a Delaware corporation (the “Company”).

II.        The Restated Certificate of Incorporation of the Company authorizes 2,000,000 shares of preferred stock, par value $.01 per share, of which the following have been authorized and are issued and outstanding: Series A Cumulative Redeemable Preferred Stock 360 authorized and 360 outstanding, Series B Preferred Stock 500 authorized and no shares outstanding, and Series C Convertible Preferred Stock 150,000 authorized and 75,000 shares outstanding.

III.       The following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company (the “Board of Directors”) at a meeting duly held May 29, 1997, which constituted all requisite action on the part of the Company for adoption of such resolutions.

RESOLUTIONS

WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications or restrictions thereof;

WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows;

1.                           Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series D Convertible Preferred Stock (the “Preferred Stock”), and the number of shares so designated shall be 80,000 (which shall not be subject to increase). Each share of Preferred Stock shall have a par value of $.01 per share and a stated value of $20 per share (the “Stated Value”).

2.         Dividends.

(a)                      Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 6% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing on June 30, 1997, in cash or (subject to the  provisions of Sections 2(b) and 5(a)(ii)) shares of Class A Common Stock (as defined in Section 7) (determined based upon the Conversion Price (as defined in Section 5(c)) on such dividend payment date. Any arrears in the payment of dividends hereunder shall be paid on the Conversion Date (as defined in Section 5(a)(ii)). Commencing the Original Issue Date (as defined in Section 7), dividends on the Preferred Stock shall accrue daily in each quarterly period based upon the actual number of days elapsed in a 360-day year and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the number of shares held by each holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(c)(i).

(b)                     Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Class A Common Stock in payment of dividends on the Preferred Stock if:

i) the number of shares of Class A Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Class A Common Stock;

ii) the shares of Class A Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder;

iii) the shares of Class A Common Stock to be issued in respect of such dividends are not listed on the Nasdaq National Market or Nasdaq SmallCap Market, and any other exchange on which the Class A Common Stock is then listed for trading; or

iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.9% of the issued and outstanding shares of Class A Common Stock.

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(c)                      So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect or, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Preferred Stock for all past dividend periods shall have been paid.

3.                           Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to, prior to or pari passu with the Preferred Stock.

4.                           Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

5.                           Conversion.

(a)(i)           Each share of Preferred Stock shall be convertible into shares of Class A Common Stock (subject to reduction pursuant to Section 5(a)(ii)) at the Conversion Ratio (as defined in Section 7) at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (A) 60 days after the Original Issue Date and (B) the date the Securities and Exchange Commission (the “Commission”) declares effective under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement contemplated by the Registration Rights Agreement, dated the Original Issue Date (the “Registration Rights Agreement”), by and between the Company and the original holder of Preferred Stock, pursuant to which the Company is, among other things, required to register

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the resale of the shares of Class A Common Stock issuable upon conversion of the Preferred Stock (the “Underlying Shares Registration Statement”). Holders of Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(b) and 5(a)(ii) and, as to the original holder (or its designee), subject to Section 4.10 of the Purchase Agreement (as defined in Section 7), each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates rendered by the holder with the Conversion Notice, the Company shall promptly deliver to such holder a certificate for such number of shares as have not been converted.

(ii)                      Certain Regulatory Approval. If on the Conversion Date applicable to any conversion under this Section 5(a), (A) the Class A Common Stock is then listed for trading on the Nasdaq National Market or, if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby to the Nasdaq SmallCap Market and the Company’s Class A Common Stock is then listed for trading on such market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Class A Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock, together with any shares of Class A Common Stock previously issued upon conversion of Preferred Stock, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the “Issuable Maximum”), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the Company shall issue to the converting holder of the Preferred Stock the Issuable Maximum and, with respect to any shares of Class A Common Stock that would be issuable to such holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the holder shall have the option to require the Company to either (1) as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval or (2) redeem, from funds legally available therefor at the time of such redemption, the balance of the Preferred Stock subject to such Conversion Notice at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (A) the Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on (A) the Conversion Date or (B) the date of payment by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio; provided, however, that if the holder has requested that the Company obtain the Shareholder Approval under paragraph (1) above and the Company fails for any reason to obtain such Shareholder Approval within the time period set forth in (1) above, the Company shall be obligated to redeem the Preferred Stock not converted as a result of the provisions of this Section in accordance with the provisions of paragraph (2) above, and in such case the interest contemplated by the

4

immediately succeeding sentence shall be deemed to accrue from the Conversion Date. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and fails for any reason to pay the redemption price under (2) above within seven days after the Conversion Date, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting holder of Preferred Stock, accruing from the Conversion Date until the redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall be paid in cash. “Shareholder Approval” means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company’s articles of organization and by-laws, of the issuance by the Company of shares of Class A Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Preferred Stock into Class A Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof).

(b)                     Not later than three Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law and as set forth in the Purchase Agreement) representing the number of shares of Class A Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to reduction pursuant to Section 5(a)(ii)) and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Class A Common Stock, or the holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder of the Preferred Stock, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Class A Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date, the Company shall pay to such holder, in cash, as liquidated damages, $1,500 for each day after such fifth Trading Day until such certificates are delivered. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 30th day after the Conversion Date, the Company shall, at the holder’s option, (i) redeem, from funds legally available therefor at the time of such redemption, such number of

5

shares of Preferred Stock then held by such holder, as requested by such holder, and (ii) pay all accrued but unpaid dividends on account of the Preferred Stock for which the Company shall have failed to issue Class A Common Stock certificates hereunder, in cash. The redemption price per share shall be equal to the product of (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (B) the Conversion Ratio calculated on (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full.

(c)                      (i)                        The conversion price for each share of Preferred Stock (the “Conversion Price”) in effect on any Conversion Date shall be the lesser of (a) $1.35 (the “Initial Conversion Price”) and (b) 80% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 10th day after the Original Issue Date, or (b) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 60th day after the Original Issue Date, or (c) if an Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all of the then Underlying Shares at any time prior to the expiration of the “Effectiveness Period” (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (d) if trading in the Class A Common Stock shall be suspended for any reason for more than three Trading Days, or (e) if the conversion rights of the holders of Preferred Stock hereunder are suspended for any reason (any such failure being referred to as an “Event,” and for purposes of clauses (a), (b) and (e) the date on which such Event occurs, or for purposes of clause (c) the date which such 10 Business Day period is exceeded, or for purposes of clause (d) the date on which such three Trading Day period is exceeded, being referred to as “Event Date”), the Conversion Price shall be decreased by 2.5% each month (i.e., 77.5% as of the Event Date and 75% as of the one month anniversary of the Event Date) until such time as a subsequent Underlying Shares Registration Statement is declared effective by the Commission, or until any Event contemplated by clause (d) or (e), as the case may be, is cured. Any decrease in the Conversion Price pursuant to this Section 5(c)(i) shall continue as long as shares of Preferred Stock remain outstanding. The provisions of this Section are not exclusive and shall in no way limit the Company’s obligations under the Registration Rights Agreement.

(ii)                      If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine

6

outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(iii)                   If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv)                  If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of

7

indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an “Appraiser”) selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)                     All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/l00th of a share, as the case may be.

(vi)                  Whenever the Initial Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii) or (iv), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii)               In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which the Company will not be the surviving entity, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to, at their option, (A) convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled or (B) require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date or the date of the closing, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on (1) the date of the closing or the date of the closing, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right or (2) the date of

8

payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(c). The terms of any such consolidation, merger, sale, transfer, reclassification or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such consolidation, merger, sale, transfer, reclassification or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers, reclassifications or share exchanges.

(viii)  If:

A.                      the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.                        the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.                        the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.                       the approval of any stockholders of the Company shall be required (or shall be sought) in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in

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the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

(d)                     If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company’s capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

(e)                      The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Class A Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Class A Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Class A Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable. If the Company shall not on any Conversion Date have sufficient available shares of Class A Common Stock in accordance with this Section to issue upon conversion of Preferred Stock and payments of dividends thereon, the Company shall redeem, from funds legally available therefor, the shares of Preferred Stock for which such shares of Class A Stock are not available at a redemption price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (A) the Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on (A) the

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Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever yields a lower Conversion Price denomenator for the determination of the Conversion Ratio. If the Company fails for any reason to pay the redemption price within seven days after such Conversion Date, the Company shall pay interest on such redemption price at a rate of 15% per annum to the converting holder, accruing from the Conversion Date until the entire redemption price, plus any interest accrued thereon, is paid in full, in cash.

(f)                        Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Class A Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Class A Common Stock.

(g)                     The issuance of certificates for shares of Class A Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h)                     Shares of Preferred Stock converted into Class A Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

(i)                         Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard Time) on

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any date and earlier than 11:59 p.m. (Easter Standard Time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

6.                           Redemptions.

(a)                      The Company shall have the right, exercisable at any time upon 20 Trading Days notice to the holders of the Preferred Stock given at any time after the Original Issue Date, to redeem, from funds legally available therefor at the time of such redemption, all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the date of the redemption notice referenced above or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on (1) the date of such redemption notice or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. The entire redemption price shall be paid in cash. Holders of Preferred Stock may convert any shares of Preferred Stock, including shares subject to a redemption notice given under this Section, during the period from the date of such redemption notice through the 20th Trading Day thereafter.

(b)                     If any portion of the redemption price under Section 6(a) shall not be paid by the Company within 7 calendar days after the date due under such Section, such redemption price shall be increased by 15% per annum until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than 7 calendar days after the date due, the holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given within 45 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the “Unpaid Redemption Shares”), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the holder’s written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within five Trading Days of its receipt of such election deliver to the holder the shares of Class A Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than five Trading Days from receipt of holder’s notice of such election, return to the holder all of the Unpaid Redemption Shares.

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7.         Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day of the year on which commercial banks are not required or authorized to be closed in New York, New York.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.01 per share.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.01 per share.

“Common Stock” means Class A Common Stock, Class B Common Stock, stock of any other class into which such shares may hereafter have been reclassified or changed and any other securities hereafter designated as common stock of the Company.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon), and of which the denominator is the Conversion Price at such time.

“Junior Securities” means the Common Stock and all other equity securities of the Company, except Series A Cumulative Redeemable Preferred Stock, Series B Preferred Stock, and Series C Convertible Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Class A Common Stock on such date on The Nasdaq National Market, Nasdaq Small Cap Market or other stock exchange on which the Class A Common Stock has been listed or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Class A Common Stock is not listed on The Nasdaq National Market, Nasdaq Small Cap Market or any stock exchange, the closing bid price for a share of Class A Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market at the close of business on such date, or (c) if the Class A Common Stock is not quoted on the Nasdaq Stock Market or Nasdaq Small Cap Market, the closing bid price for a share of Class A Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Class A Common Stock is not reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the holder, or (e) if the Class A Common Stock is not publicly traded the fair market value of a share of Class A Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of

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the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of the Preferred Stock.

“Trading Day” means (a) a day on which the Class A Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (b) if the Class A Common Stock is not listed on the Nasdaq National Market or Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

RESOLVED FURTHER, that the Chairman and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the

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Secretary of State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

IN WITNESS WHEREOF, Wave Systems Corp. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Peter J. Sprague, its Chairman, and attested by James Stokes Hatch, its Secretary, this 30th day of May, 1997.

WAVE SYSTEMS CORP.

		By:	/s/ Peter J. Sprague
Name: Peter J. Sprague
Title: Chairman

Attest:

By:	/s/ James Stokes Hatch
Name: James Stokes Hatch
Title: Secretary

EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder
in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series D Convertible Preferred Stock indicated below, into shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Wave Systems Corp. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion

Number of shares of Preferred Stock to be Converted

Number of shares of Class A Common Stock to be Issued

Applicable Conversion Price

Signature

Name:

Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Class A Common Stock outstanding on such date and the number of shares of Class A Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder hereby consents to the revocation of the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Class A Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision.

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CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WAVE SYSTEMS CORP.

Wave Systems Corp. (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.                           The name of the corporation is Wave Systems Corp.

2.                           The Restated Certificate of Incorporation of the corporation is hereby amended by amending Article FOURTH, paragraph 1 thereof so that said paragraph shall be and read as follows:

“FOURTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is Sixty-Five Million (65,000,000) shares divided into the following classes:

(a)                     Fifty Million (50,000,000) shares of Class A Common Stock with a par value of one cent ($0.01) per share;

(b)                    Thirteen Million (13,000,000) shares of Class B Common Stock with a par value of one cent ($0.01) per share; and

(c)                     Two Million (2,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share.”

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/17/1997
971238411 – 2169395

3.         The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have made and signed this certificate this 17th day of July, 1997.

/s/ Peter J. Sprague
Name: Peter J. Sprague
Title: Chief Executive Officer

Attest:

/s/ Gail Titus
Gail Titus
Secretary

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 09/11/1997 971303498 – 2169395

CERTIFICATE OF DESIGNATION OF
SERIES E CONVERTIBLE PREFERRED STOCK OF
WAVE SYSTEMS CORP.

The undersigned, Peter J. Sprague and Steven Sprague, hereby certify that:

I.                             They are the duly elected and acting Chairman and President, respectively, of Wave Systems Corp., a Delaware corporation (the “Company”).

II.                         The Restated Certificate of Incorporation of the Company authorizes 2,000,000 shares of preferred stock, par value $.01 per share.

III.                     The following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company (the “Board of Directors”) at a meeting duly held September 10, 1997, which constituted all requisite action on the part of the Company for adoption of such resolutions.

RESOLUTIONS

WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications or restrictions thereof;

WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

1.                           Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series E Convertible Preferred Stock (the “Preferred Stock”), and the number of shares so designated shall be 70,000 (which shall not be subject to increase). Each share of Preferred Stock shall have a par value of $.01 per share and a stated value of $20 per share (the “Stated Value”).

2.                           Dividends.

(a)                      Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 6% per annum (the “Dividend Rate”), payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing on September 30, 1997, in cash or (subject to the provisions of Sections 2(b) and 5(a)(ii)) shares of Class A Common Stock (as defined in Section 7) (determined based upon the Conversion Price (as defined in Section 5(c)) on such dividend payment date. Any arrears in the payment of dividends hereunder shall be paid on the Conversion Date (as defined in Section 5(a)(i)). Commencing the Original Issue Date (as defined in Section 7), dividends on the Preferred Stock shall accrue daily in each quarterly period based upon the actual number of days elapsed in a 360-day year and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the number of shares held by each holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(c)(i).

(b)                     Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Class A Common Stock in payment of dividends on the Preferred Stock if:

i) the number of shares of Class A Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Class A Common Stock;

ii) the shares of Class A Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder;

iii) the shares of Class A Common Stock to be issued in respect of such dividends are not listed on the Nasdaq National Market or Nasdaq SmallCap Market, and any other exchange on which the Class A Common Stock is then listed for trading; or

iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.9% of the issued and outstanding shares of Class A Common Stock.

(c)                      So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or

2

distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Preferred Stock for all past dividend periods shall have been paid.

3.                           Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to, prior to or pari passu with the Preferred Stock.

4.                           Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

5.                           Conversion.

(a)(i) Each share of Preferred Stock shall be convertible into shares of Class A Common Stock at the Conversion Ratio (as defined in Section 7) at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (A) 60 days after the Distribution Date and (B) the date the Securities and Exchange Commission (the “Commission”) declares effective under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement contemplated by the Registration Rights Agreement, dated the Original Issue Date (the “Registration Rights Agreement”), by and between the Company and the original holder of Preferred Stock, pursuant to which the Company is, among other things, required to register the resale of the shares of Class A Common Stock issuable upon conversion of the Preferred Stock (the “Underlying Shares Registration Statement”). Holders of Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the

3

“Conversion Notice”). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(a)(ii) and 5(b), as to the original holder (or its designee), subject to Section 4.10 of the Purchase Agreement (as defined in Section 7), each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, the Company shall promptly deliver to such holder a certificate for such number of shares as have not been converted.

(ii) Certain Regulatory Approval. If on the Conversion Date applicable to any conversion under this Section 5(a), (A) the Class A Common Stock is then listed for trading on the Nasdaq National Market or, if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby to the Nasdaq SmallCap Market and the Company’s Class A Common Stock is then listed for trading on such market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Class A Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock, together with any shares of Class A Common Stock previously issued upon conversion of Preferred Stock and as payment of dividends thereon, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the “Issuable Maximum”), and (C) the Company has not previously obtained Shareholder Approval (as defined in Section 7), then the Company shall issue to the converting holder of the Preferred Stock the Issuable Maximum and, with respect to any shares of Class A Common Stock that would be issuable to such holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the Company shall have the option to either (1) use its best effort to, as promptly as possible, but in no event later than 60 days after the triggering Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval or (2) redeem, from funds legally available therefor at the time of such redemption, the balance of the Preferred Stock subject to the terms and conditions of this Section 5(a)(ii). If the Company fails for any reason to obtain such Shareholder Approval, the Company shall increase the Dividend Rate (as defined in Section 2(a)) from 6% per annum to 8% per annum effective retroactively to the triggering Conversion Date, In the event that the Company has chosen to redeem the balance of the Preferred Stock under paragraph (2) above, it shall do so from funds legally available at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (A) the Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on (A) the Conversion Date or (B) the date of payment by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. If the Company has chosen to redeem shares of Preferred Stock pursuant to this Section and fails for any reason to pay the redemption price under (2) above within seven days after the Conversion Date, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting holder of Preferred Stock, accruing from the Conversion Date until the

4

redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall be paid in cash.

(b)       Not later than three Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those permitted by the Purchase Agreement) representing the number of shares of Class A Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Class A Common Stock, or the holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder of the Preferred Stock, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Class A Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date, the Company shall pay to such holder, in cash, as liquidated damages, $1,500 for each day after such fifth Trading Day until such certificates are delivered. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 30th day after the Conversion Date, the Company shall, at the holder’s option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such holder, as requested by such holder, and (ii) pay all accrued but unpaid dividends on account of the Preferred Stock for which the Company shall have failed to issue Class A Common Stock certificates hereunder, in cash. The redemption price per share shall be equal to the product of (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (B) the Conversion Ratio calculated on (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice, the Company will pay interest on the

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redemption price at a rate of 15% per annum, in cash to such holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full.

(c)       (i)                        The conversion price for each share of Preferred Stock (the “Conversion Price”) in effect on any Conversion Date shall be the lesser of (a) $1.05 (the “Initial Conversion Price”) and (b) 80% of the average of the five (5) lowest Trade Prices (as defined in Section 7) during the ten (10) Trading Days immediately preceding the Conversion Date; provided that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 10th day after the Distribution Date, or (b) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 60th day after the Distribution Date, or (c) if an Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all of the then Underlying Shares at any time prior to the expiration of the “Effectiveness Period” (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (d) if trading in the Class A Common Stock shall be suspended for any reason for more than three Trading Days, or (e) if the conversion rights of the holders of Preferred Stock hereunder are suspended for any reason (any such failure being referred to as an “Event,” and for purposes of clauses (a), (b) and (e) the date on which such Event occurs, or for purposes of clause (c) the date which such 10 Business Day-period is exceeded, or for purposes of clause (d) the date on which such three Trading Day period is exceeded, being referred to as “Event Date”), the Conversion Price shall be decreased by 2.5% each month (i.e., 77.5% as of the Event Date and 75% as of the one month anniversary of the Event Date) until such time as a subsequent Underlying Shares Registration Statement is declared effective by the Commission, or until any Event contemplated by clause (d) or (e), as the case may be, is cured. Any decrease in the Conversion Price pursuant to this Section 5(c)(i) shall continue as long as shares of Preferred Stock remain outstanding. The provisions of this Section are not exclusive and shall in no way limit the Company’s obligations under the Registration Rights Agreement.

(ii)                      If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

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(iii)                   If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv)                  If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an “Appraiser”) selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair

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market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)                     All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(vi)                  Whenever the Initial Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii) or (iv), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii)

A.                        In the case of any reclassification of the Common Stock into other securities of the Company or any such compulsory share exchange pursuant to which the Common Stock is converted into cash, property or other securities of the Company, the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled.

B.                          In the case of any consolidation or merger of the Company with or into another person or entity pursuant to which the Company will not be the surviving entity, any sale or transfer of all or substantially all of the assets of the Company, sale or transfer, or compulsory share exchange pursuant to which the Common Stock is converted into securities of any entity other than the Company, the Holders of the Preferred Stock then outstanding shall have the option to either (1) convert their shares in the manner contemplated in (vii)(A) above or (2) (x) shall be issued shares of convertible preferred stock or convertible debentures of the entity with which such consolidation, merger, sale or transfer, or share exchange takes place, which newly issued shares or debentures (as the case may be), shall have terms substantially similar in all material respects to the terms of the Preferred Stock (including with respect to conversion, as adjusted proportionately to reflect any differences between such entity’s and the Company’s stock price) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth in this Certificate of Designation, the Registration Rights Agreement and the Purchase Agreement (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such freely tradeable shares of stock or other securities issuable upon conversion of

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such convertible preferred stock or convertible debentures), and (y) simultaneously with such issuance of convertible preferred stock or convertible debentures, shall have the right to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Holders of Common Stock following such consolidation, merger, sale or transfer, or share exchange. In such case, the conversion price for such shares shall retain the discounts present in the Certificate of Designation. The conversion price for such newly issued shares shall be based upon the amount of securities, cash or property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effective or closing date for such transaction and the Conversion Price stated herein.

The terms of any such reclassification, consolidation, merger, sale, transfer or share exchange under this Section 5(c)(vii) shall include such terms so as to continue to give to the Holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such reclassification, consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(viii)    If:

A.                      the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.                        the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.                        the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.                       the approval of any stockholders of the Company shall be required (or shall be sought) in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred

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Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

(d)                     If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company’s capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

(e)                      The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Class A Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Class A Common Stock as shall be issuable (taking into account the adjustments and

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restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Class A Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable. If the Company shall not on any Conversion Date have sufficient available shares of Class A Common Stock in accordance with this Section to issue upon conversion of Preferred Stock and payments of dividends thereon, the Company shall use its best efforts, without limitation, including the filing of any proxy statements with the Securities and Exchange Commission and the distribution of such proxy statements to its shareholders, to obtain, within 60 days from the triggering Conversion Date, shareholder approval to increase the total number of authorized shares of Class A Common Stock to a number reasonably acceptable to both the Company and the Holders.

(f)                        Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Class A Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Class A Common Stock.

(g)                     The issuance of certificates for shares of Class A Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h)                     Shares of Preferred Stock converted into Class A Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

(i)                         Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the

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principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Easter Standard Time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

6.                           Redemptions.

(a)                      The Company shall have the right, exercisable at any time upon 20 Trading Days notice to the holders of the Preferred Stock given at any time after the Original Issue Date, to redeem, from funds legally available therefor at the time of such redemption, all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the date of the redemption notice referenced above or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on (1) the date of such redemption notice or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. The entire redemption price shall be paid in cash. Holders of Preferred Stock may convert any shares of Preferred Stock, including shares subject to a redemption notice given under this Section, during the period from the date of such redemption notice through the 20th Trading Day thereafter.

(b)                     If any portion of the redemption price under Section 6(a) shall not be paid by the Company within 7 calendar days after the date due under such Section, such redemption price shall be increased by 15% per annum until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than 7 calendar days after the date due, the holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given within 45 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the “Unpaid Redemption Shares”), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the holder’s written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within five Trading Days of its receipt of such election deliver to the holder the shares of Class A Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect

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thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than five Trading Days from receipt of holder’s notice of such election, return to the holder all of the Unpaid Redemption Shares.

7.                           Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day of the year on which commercial banks are not required or authorized to be closed in New York, New York.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.01 per share.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.01 per share.

“Common Stock” means Class A Common Stock, Class B Common Stock, stock of any other class into which such shares may hereafter have been reclassified or changed and any other securities hereafter designated as common stock of the Company.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon), and of which the denominator is the Conversion Price at such time.

“Distribution Date” shall mean the date of the first delivery of any shares of Preferred Stock to the Holder of the Preferred Stock pursuant to the terms and conditions of the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, dated the Original Issue Date, by and among the Company, the original Holder of the Preferred Stock and the Escrow Agent.

“Junior Securities” means the Common Stock and all other equity securities of the Company, except Series A Cumulative Redeemable Preferred Stock, Series B Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Class A Common Stock on such date on The Nasdaq National Market, Nasdaq Small Cap Market or other stock exchange on which the Class A Common Stock has been listed or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Class A Common Stock is not listed on The

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Nasdaq National Market, Nasdaq Small Cap Market or any stock exchange, the closing bid price for a share of Class A Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market at the close of business on such date, or (c) if the Class A Common Stock is not quoted on the Nasdaq Stock Market or Nasdaq Small Cap Market, the closing bid price for a share of Class A Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Class A Common Stock is not reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the holder, or (e) if the Class A Common Stock is not publicly traded the fair market value of a share of Class A Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of the Preferred Stock.

“Shareholder Approval” means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company’s articles of organization and by-laws, of the issuance by the Company of shares of Class A Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Preferred Stock into Class A Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof), the Company hereby agrees to use its best efforts to seek shareholder approval to increase the amount of authorized shares of Class A Common Stock. In the event that such shareholder approval is not properly granted, and as a result the Company does not have sufficient available shares of Class A Common Stock on a certain Conversion Date.

“Trade Price” for any Trading Day shall mean the lowest trading price of the Class A Common Stock during such Trading Day, as reported by Bloomberg Information Services, Inc. (“Bloomberg”) or similar organizations or agencies succeeding to its functions of reporting prices; provided, however the Class A Common Stock is no longer reported by Bloomberg or such organizations, then such prices shall be determined by reference to “Pink Sheet” quotes for the relevant period as determined in good faith by Holder.

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“Trading Day” means (a) a day on which the Class A Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (b) if the Class A Common Stock is not listed on the Nasdaq National Market or Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

RESOLVED FURTHER, that the Chairman and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the

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Secretary of State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

IN WITNESS WHEREOF, Wave Systems Corp. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Peter J. Sprague, its Chairman, and attested by Steven Sprague, its President, this 10th day of September, 1997.

WAVE SYSTEMS CORP.
By:	/s/ Peter J. Sprague
Name: Peter J. Sprague
Title: Chairman

Attest:
By:	/s/ Steven Sprague
Name: Steven Sprague
Title: President

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EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder
in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series E Convertible Preferred Stock indicated below, into shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Wave Systems Corp. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion

Number of shares of Preferred Stock to be Converted

Number of shares of Class A Common Stock to be Issued

Applicable Conversion Price

Signature

Name:

Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Class A Common Stock outstanding on such date and the number of shares of Class A Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder hereby consents to the revocation of the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Class A Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision.

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CERTIFICATE OF DESIGNATION OF
SERIES F CONVERTIBLE PREFERRED STOCK OF
WAVE SYSTEMS CORP.

The undersigned, Steven Sprague and Carla F. Jewett, hereby certify that:

I.                             They are the duly elected and acting President and Assistant Secretary, respectively, of Wave Systems Corp., a Delaware corporation (the “Company”).

II.                         The Restated Certificate of Incorporation of the Company authorizes 2,000,000 shares of preferred stock, par value $.01 per share.

III.                     The following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company (the “Board of Directors”) at a meeting duly held October 8, 1997, which constituted all requisite action on the part of the Company for adoption of such resolutions.

RESOLUTIONS

WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications or restrictions thereof;

WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series F Convertible Preferred Stock (the “Preferred Stock”), and the number of shares so designated shall be 112,500 (which shall not be subject to increase). Each share of Preferred Stock shall have a par value $.01 per share and a stated value of $20 per share (the “Stated Value”).

2. Dividends.

(a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 10/09/1997 971341324 – 2169395

shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 6% per annum (the “Dividend Rate”), payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing on December 31, 1997, in cash or (subject to the provisions of Sections 2(b) and 5(a)(ii)) shares of Class A Common Stock (as defined in Section 7) (determined based upon the Conversion Price (as defined in Section 5(c)) on such dividend payment date. Any arrears in the payment of dividends hereunder shall be paid on the Conversion Date (as defined in Section 5(a)(i)). Commencing the Original Issue Date (as defined in Section 7), dividends on the Preferred Stock shall accrue daily in each quarterly period based upon the actual number of days elapsed in a 360-day year and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the number of shares held by each holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(c)(i).

(b)                     Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Class A Common Stock in payment of dividends on the Preferred Stock if:

i)                             the number of shares of Class A Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Class A Common Stock;

ii)                          the shares of Class A Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder;

iii)                       the shares of Class A Common Stock to be issued in respect of such dividends are not listed on the Nasdaq National Market or Nasdaq SmallCap Market, and any other exchange on which the Class A Common Stock is then listed for trading; or

iv)                      the issuance of such shares would result in the recipient thereof beneficially owning more than 4.9% of the issued and outstanding shares of Class A Common Stock.

(c)                      So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or

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distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Preferred Stock for all past dividend periods shall have been paid.

3.                           Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to, prior to or pari passu with the Preferred Stock.

4.                           Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

5.                           Conversion.

(a)(i) Each share of Preferred Stock shall be convertible into shares of Class A Common Stock at the Conversion Ratio (as defined in Section 7) at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (A) 60 days after the Original Issue Date and (B) the date the Securities and Exchange Commission (the “Commission”) declares effective under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement contemplated by the Registration Rights Agreement, dated the Original Issue Date (the “Registration Rights Agreement”), by and between the Company and the original holder of Preferred Stock, pursuant to which the Company is, among other things, required to register the resale of the shares of Class A Common Stock Issuable upon conversion of the Preferred Stock (the “Underlying Shares Registration Statement”). Holders of Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the

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“Conversion Notice”). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such Conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(a)(ii) and 5(b), as to the original holder (or its designee), subject to Section 4.10 of the Purchase Agreement (as defined in Section 7), each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, the Company shall promptly deliver to such holder a certificate for such number of shares as have not been converted.

(ii) Certain Regulatory Approval. If on the Conversion Date applicable to any conversion under this Section 5(a), (A) the Class A Common Stock is then listed for trading on the Nasdaq National Market or, if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby to the Nasdaq SmallCap Market and the Company’s Class A Common Stock is then listed for trading on such market, (B) the Conversation Price then in effect is such that the aggregate number of shares of Class A Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock, together with any shares of Class A Common Stock previously issued upon conversion of Preferred Stock and as payment of dividends thereon, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the “Issuable Maximum”), and (C) the Company has not previously obtained Shareholder Approval (as defined in Section 7), then the Company shall issue to the converting holder of the Preferred Stock the Issuable Maximum and, with respect to any shares of Class A Common Stock that would be issuable to such holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the Company shall have the option to either (1) use its best effort to, as promptly as possible, but in no event later 60 days after the triggering Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval or (2) redeem, from funds legally available therefor at the time of such redemption, the balance of the Preferred Stock subject to the terms and conditions of this Section 5(a)(ii). If the Company fails for any reason to obtain such Shareholder Approval, the Company shall increase the Dividend Rate (as defined in Section 2(a)) from 6% per annum to 8% per annum effective retroactively to the triggering Conversion Date. In the event that the Company has chosen to redeem the balance of the Preferred Stock under paragraph (2) above, it shall do so from funds legally available at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (A) the Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on (A) the Conversion Date or (B) the date of payment by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. If the Company has chosen to redeem shares of Preferred Stock pursuant to this Section and fails for any reason to pay the redemption price under (2) above within seven days after the Conversion Date, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting holder of Preferred Stock, accruing from the Conversion Date until the

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redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall be paid in cash.

(b)                     Not later than three Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those permitted by the Purchase Agreement) representing the number of shares of Class A Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to reduction as set forth in Sections 5(a)(ii) and 5(e) herein and Section 4.10 of the Purchase Agreement) and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Class A Common Stock, or the holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder of the Preferred Stock, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Class A Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date, the Company shall pay to such holder, in cash, as liquidated damages, $1,500 for each day after such fifth Trading Day until such certificates are delivered. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 30th day after the Conversion Date, the Company shall, at the holder’s option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such holder, as requested by such holder, and (ii) pay all accrued but unpaid dividends on account of the Preferred Stock for which the Company shall have failed to issue Class A Common Stock certificates hereunder, in cash. The redemption price per share shall be equal to the product of (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (B) the Conversion Ratio calculated on (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion price denominator for the determination of the Conversion Ratio. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay

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the redemption price under (2) above within seven days after such notice, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full.

(c)                      (i)                        The conversion price for each share of Preferred Stock (the “Conversion Price”) in effect on any Conversion Date shall be the lesser of (a) $1.05 (the “Initial Conversion Price”) and (b) 80% of the average of the five (5) lowest Trade Prices (as defined in Section 7) during the ten (10) Trading Days immediately preceding the Conversion Date; provided that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 10th day after the Original Issue Date, or (b) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 60th day after the Original Issue Date, or (c) if an Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all of the then Underlying Shares at any time prior to the expiration of the “Effectiveness Period” (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (d) if trading in the Class A Common Stock shall be suspended for any reason for more than three Trading Days, or (e) if the conversion rights of the holders of Preferred Stock hereunder are suspended for any reason (any such failure being referred to as an “Event” and for purposes of clauses (a), (b) and (e) the date on which such Event occurs, or for purposes of clause (c) the date which such 10 Business Day-period is exceeded, or for purposes of clause (d) the date on which such three Trading Day period is exceeded, being referred to as “Event Date”), the Conversion Price shall be decreased by 2.5% each month (i.e., 77.5% as of the Event Date and 75% as of the one month anniversary of the Event Date) until such time as a subsequent Underlying Shares Registration Statement is declared effective by the Commission, or until any Event contemplated by clause (d) or (e), as the case may be, is cured. Any decrease in the Conversion Price pursuant to this Section 5(c)(i) shall continue as long as shares of Preferred Stock remain outstanding. The provisions of this Section are not exclusive and shall in no way limit the Company’s obligations under the Registration Rights Agreement.

(ii)                      If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c) (ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or

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distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(iii)                   If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv)                  If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an “Appraiser”)

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selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)                     All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(vi)                  Whenever the Initial Conversion Price is adjusted pursuant to Section 5(c)(ii), (iii) or (iv), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii)

A.                        In the case of any reclassification of the Common Stock into other securities of the Company or any such compulsory share exchange pursuant to which the Common Stock is converted into cash, property or other securities of the Company, the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled.

B.                          In the case of any consolidation or merger of the Company with or into another person or entity pursuant to which the Company will not be the surviving entity, any sale or transfer of all or substantially all of the assets of the Company, sale or transfer, or compulsory share exchange pursuant to which the Common Stock is converted into securities of any entity other than the Company, the Holders of the Preferred Stock then outstanding shall have the option to either (1) convert their shares in the manner contemplated in (vii)(A) above or (2) (x) shall be issued shares of convertible preferred stock or convertible debentures of the entity with which such consolidation, merger, sale or transfer, or share exchange takes place, which newly issued shares or debentures (as the case may be), shall have terms substantially similar in all material respects to the terms of the Preferred Stock (including with respect to conversion, as adjusted proportionately to reflect any differences between such entity’s and the Company’s stock price) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth in this Certificate of

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Designation, the Registration Rights Agreement and the Purchase Agreement (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such freely tradeable shares of stock or other securities issuable upon conversion of such convertible preferred stock or convertible debentures), and (y) simultaneously with such issuance of convertible preferred stock or convertible debentures, shall have the right to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Holders of Common Stock following such consolidation, merger, sale or transfer, or share exchange. In such case, the conversion price for such shares shall retain the discounts present in the Certificate of Designation. The conversion price for such newly issued shares shall be based upon the amount of securities, cash or property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effective or closing date for such transaction and the Conversion Price stated herein.

The terms of any such reclassification, consolidation, merger, sale, transfer or share exchange under this Section 5(c)(vii) shall include such terms so as to continue to give to the Holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such reclassification, consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(viii) If:

A.                      the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.                        the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.                        the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.                       the approval of any stockholders of the Company shall be required (or shall be sought) in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the

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Common Stock is converted into other securities, cash or property,

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

(d)                     If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company’s capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

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(e)       The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Class A Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Class A Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Class A Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable. If the Company shall not on any Conversion Date have sufficient available shares of Class A Common Stock in accordance with this Section to issue upon conversion of Preferred Stock and payments of dividends thereon, the Company shall use its best efforts, without limitation, including the filing of any proxy statements with the Securities and Exchange Commission and the distribution of such proxy statements to its shareholders, to obtain, within 60 days from the triggering Conversion Date, shareholder approval to increase the total number of authorized shares of Class A Common Stock to a number reasonably acceptable to both the Company and the Holders.

(f)        Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Class A Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Class A Common Stock.

(g)       The issuance of certificates for shares of Class A Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h)       Shares of Preferred Stock converted into Class A Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

(i)        Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Secretary of the Company at the facsimile telephone number

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or address of the principal place of business of the Company. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Easter Standard Time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

6.         Redemptions.

(a) the Company shall have the right, exercisable at any time upon 20 Trading Days Notice to the holders of the Preferred Stock given at any time after the Original Issue Date, to redeem, from funds legally available therefor at the time of such redemption, all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the data of the redemption notice referenced above or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on (1) the date of such redemption notice or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. The entire redemptions price shall be paid in cash. Holders of Preferred Stock may convert any shares of Preferred Stock, including shares subject to a redemption notice given under this Section, during the period from the date of such redemption notice through the 20th Trading Day thereafter.

(b) If any portion of the redemption price under Section 6(a) shall not be paid by the Company within 7 calendar days after to date due under such Section, such redemption price shall be increase by 15% per annum until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, If any portion of such redemption price remains unpaid for more than 7 Calendar days after the date due, the holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given within 45 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the “Unpaid Redemption Shares”), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was

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originally due and the Per Share Market Price as of the holder’s written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within five Trading Days of its receipt of such election deliver to the holder the share of Class A Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than five Trading Days from receipt of holder’s notice of such election, return to the holder all of the Unpaid Redemption Shares.

7.         Definitions. For the purposes hereof, the following terms shall have the following meaning:

“Business Day” means any day of the year on which commercial banks are not required or authorized to be closed in New York, New York.

“Class A Common Stock” means the Company’s Class A Common Stock, par values $.01 per share.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.01 per share.

“Common Stock” means Class A Common Stock, Class B Common Stock, stock of any other class into which such shares may hereafter have been reclassified or changed and any other securities hereafter designated as common stock of the Company.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon), and of which the denominator is the Conversion Price at such time.

“Escrow Agreement” means the Escrow Agreement, dated the Original Issue Date, by and among the Company, the original Holder of the Preferred Stock and the Escrow Agent.

“Junior Securities” means the Common Stock and all other equity securities of the Company, except Series A Cumulative Redeemable Preferred Stock, Series B Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Class A Common Stock on such date on The Nasdaq National Market, Nasdaq Small Cap Market or other stock exchange on which the Class A Common Stock has been

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listed or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Class A Common Stock is not listed on The Nasdaq National Market, Nasdaq Small Cap Market or any stock exchange, the closing bid price for a share of Class A Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market at the close of business on such date, or (c) if the Class A Common Stock is not quoted on the Nasdaq Stock Market or Nasdaq Small Cap Market, the closing bid price for a share of Class A Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Class A Common Stock is not reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheer” quotes for the relevant conversion period, as determined in good faith by the holder, or (e) if the Class A Common Stock is not publicly traded the fair market value of a share of Class A. Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government of political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of the Preferred Stock.

“Shareholder Approval” means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company’s articles of organization and by-laws, of the issuance by the Company of shares of Class A Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Preferred Stock into Class A Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof), the Company hereby agrees to use its best efforts to seek shareholder approval to increase the amount of authorized shares of Class A Common Stock. In the event that such shareholder approval is not properly granted, and as a result the Company does not have sufficient available shares of Class A Common Stock on a certain Conversion Date.

“Trade Price” for any Trading Day shall mean the lowest trading price of the Class A Common Stock during such Trading Day, as reported by Bloomberg Information Services, Inc. (“Bloomberg”) or similar organizations or agencies succeeding to its functions of reporting prices; provided, however the Class A Common Stock is no longer reported by

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Bloomberg or such organizations, then such prices shall be determined by reference to “Pink Sheet” quotes for the relevant period as determined in good faith by Holder.

“Trading Day” means (a) a day on which the Class A Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (b) if the Class A Common Stock is not listed on the Nasdaq National Market or Nasdaq SmallCap Market, or any stock exchange or market, a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (e) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its function of reporting prices).

RESOLVED FURTHER, that the Chairman and Assistant Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the

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Secretary of State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

IN WITNESS WHEREOF, Wave Systems Corp, has caused its corporate seal to be hereunto affixed and this certificate to be signed by Steven Sprague, its President, and attested by Carla F. Jewett, its Assistant Secretary, this 8th day of October, 1997.

WAVE SYSTEMS CORP.

By:	/s/ Steven Sprague
Name: Steven Sprague
Title: President

Attest:

By	/s/ Carla F. Jewett
Name: Carla F. Jewett
Title: Assistant Secretary

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EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder
in order 10 Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series F Convertible Preferred Stock indicated below, into shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Wave Systems Corp. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion

Number of shares of Preferred Stock to be Converted

Number of shares of Class A Common Stock to be Issued

Applicable Conversion Price

Signature

Name:

Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Class A Common Stock outstanding on such date and the number of shares of Class A Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were affected in full, whereupon, the holder hereby consents to the revocation of the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Class A

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Common Stock on such data, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision.

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/05/1998
981086689 – 2169395

CERTIFICATE OF DESIGNATION OF
SERIES G CONVERTIBLE PREFERRED STOCK OF
WAVE SYSTEMS CORP.

The undersigned, Steven Sprague and Peter J. Sprague, hereby certify that:

I.          They are the duly elected and acting President and Secretary, respectively, of Wave Systems Corp., a Delaware corporation (the “Company”).

II.        The Restated Certificate of Incorporation of the Company authorizes 2,000,000 shares of preferred stock, par value $.01 per share.

III.       The following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company (the “Board of Directors”) at a meeting duly held March 5, 1998 which constituted all requisite action on the part of the Company for adoption of such resolutions.

RESOLUTIONS

WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications or restrictions thereof;

WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

1.         Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series G Convertible Preferred Stock (the “Preferred Stock”), and the number of shares so designated shall be 150,000 (which shall not be subject to increase). Each share of Preferred Stock shall have a par value of $.01 per share and a stated value of $20 per share (the “Stated Value”).

2.         Dividends.

(a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 6% per annum (the “Dividend Rate”), payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing on June 30, 1998, in cash or (subject to the provisions of Sections 2(b) and 5(a)(ii)) shares of Class A Common Stock (as defined in Section 7) (determined based upon the Conversion Price (as defined in Section 5(c)) on such dividend payment date. Any arrears in the payment of dividends hereunder shall be paid on the Conversion Date (as defined in Section 5(a)(i)), Commencing the Original Issue Date (as defined in Section 7), dividends on the Preferred Stock shall accrue daily in each quarterly period based upon the actual number of days elapsed in a 360-day year and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the number of shares held by each holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(c)(i).

(b)       Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Class A Common Stock in payment of dividends on the Preferred Stock if:

i)          the number of shares of Class A Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Class A Common Stock;

ii)         the shares of Class A Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder;

iii)        the issuance of such shares would result in the recipient thereof beneficially owning more than 4.9% of the issued and outstanding shares of Class A Common Stock.

(c)       So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Preferred Stock for all past dividend periods shall have been paid.

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3.         Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights, However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to, prior to or pari passu with the Preferred Stock.

4.         Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock

5.         Conversion.

(a)       (i) Each share of Preferred Stock shall be convertible into shares of Class A Common Stock at the Conversion Ratio (as defined in Section 7) at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (A) 60 days after the Original Issue Date and (B) the date the Securities and Exchange Commission (the “Commission”) declares effective under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement contemplated by the Registration Rights Agreement, dated the Original Issue Date (the “Registration Rights Agreement”), by and between the Company and the original holder of Preferred Stock, pursuant to which the Company is, among other things, required to register the resale of the shares of Class A Common Stock issuable upon conversion of the Preferred Stock (the “Underlying Shares Registration Statement”). Holders of Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to

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Section 5(i). Subject to Sections 5(a)(ii) and 5(b), as to the original holder (or its designee), and subject to Section 4.10 of the Purchase Agreement (as defined in Section 7), each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, the Company shall promptly deliver to such holder a certificate for such number of shares as have not been converted.

(ii)       Certain Regulatory Approval. If on the Conversion Date applicable to any conversion under this Section 5(a), (A) the Class A Common Stock is then listed for trading on the Nasdaq National Market or, if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby to the Nasdaq SmallCap Market and the Company’s Class A Common Stock is then listed for trading on such market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Class A Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock, together with any shares of Class A Common Stock previously issued upon conversion of Preferred Stock and as payment of dividends thereon, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the “Issuable Maximum”), and (C) the Company has not previously obtained Shareholder Approval (as defined in Section 7), then the Company shall issue to the converting holder of the Preferred Stock the Issuable Maximum and, with respect to any shares of Class A Common Stock that would be issuable to such holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the Company shall have the option to either (1) use its best effort to, as promptly as possible, but in no event later than 60 days after the triggering Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval or (2) redeem, from funds legally available therefor at the time of such redemption, the balance of the Preferred Stock subject to the terms and conditions of this Section 5(a)(ii). If the Company fails for any reason to obtain such Shareholder Approval, the Company shall increase the Dividend Rate (as defined in Section 2(a)) from 6% per annum to 8% per annum effective retroactively to the triggering Conversion Date. In the event that the Company has chosen to redeem the balance of the Preferred Stock under paragraph (2) above, it shall do so from funds legally available at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (A) the Conversion Date or (B) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on (A) the Conversion Date or (B) the date of payment by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. If the Company has chosen to redeem shares of Preferred Stock pursuant to this Section and fails for any reason to pay the redemption price under (2) above within seven days after the Conversion Date, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting holder of Preferred Stock, accruing from the Conversion Date until the redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall be paid in cash.

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(b)       Not later than three Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those permitted by the Purchase Agreement) representing the number of shares of Class A Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to reduction as set forth in Sections 5(a)(ii) and 5(e) herein and Section 4.10 of the Purchase Agreement) and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Class A Common Stock, or the holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder of the Preferred Stock, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Class A Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date, the Company shall pay to such holder, in cash, as liquidated damages, $1,500 for each day after such fifth Trading Day until such certificates are delivered. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 30th day after the Conversion Date, the Company shall, at the holder’s option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such holder, as requested by such holder, and (ii) pay all accrued but unpaid dividends on account of the Preferred Stock for which the Company shall have failed to issue Class A Common Stock certificates hereunder, in cash. The redemption price per share shall be equal to the product of (A) the average Per Share Market Value for the twenty-five Calendar Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (B) the Conversion Ratio calculated on (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such holder,

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accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full.

(c)       (i)        The conversion price for each share of Preferred Stock (the “Conversion Price”) in effect on any Conversion Date shall be the lesser of (a) the average Per Share Market Value for the five Trading Days immediately preceding the Original Issue Date (the “Initial Conversion Price”) and (b) 80% of the average of the five (5) lowest Trade Prices (as defined in Section 7) during the twenty-five Calendar Days immediately preceding the Conversion Date; provided that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 30th day after the Original Issue Date, or (b) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Original Issue Date, or (c) if an Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all of the then Underlying Shares at any time prior to the expiration of the “Effectiveness Period” (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (d) if trading in the Class A Common Stock shall be suspended for any reason for more than three Trading Days, or (e) if the conversion rights of the holders of Preferred Stock hereunder are suspended for any reason (any such failure being referred to as an “Event,” and for purposes of clauses (a), (b) and (c) the date on which such Event occurs, or for purposes of clause (c) the date which such 10 Business Day-period is exceeded, or for purposes of clause (d) the date on which such three Trading Day period is exceeded, being referred to as “Event Date”), the Conversion Price shall be decreased by 2.5% each month (i.e., 77.5% as of the Event Date and 75% as of the one month anniversary of the Event Date) until such time as a subsequent Underlying Shares Registration Statement is declared effective by the Commission, or until any Event contemplated by clause (d) or (e), as the case may be, is cured. Any decrease in tic Conversion Price pursuant to this Section 5(c)(i) shall continue as long as shares of Preferred Stock remain outstanding. The provisions of this Section are not exclusive and shall in no way limit the Company’s obligations under the Registration Rights Agreement.

(ii)       If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price shall be multiplied by a fraction of which, the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

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(iii)      If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would lave been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv)      If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an “Appraiser”) selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair

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market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)       All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(vi)      Whenever the Initial Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii) or (iv), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii)

A.        In the case of any reclassification of the Common Stock into other securities of the Company or any such compulsory share exchange pursuant to which the Common Stock is converted into cash, property or other securities of the Company, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled.

B.         In the case of any consolidation or merger of the Company with or into another person or entity pursuant to which the Company will not be the surviving entity, any sale or transfer of all or substantially all of the assets of the Company, sale or transfer, or compulsory share exchange pursuant to which the Common Stock is converted into securities of any entity other than the Company, the holders of the Preferred Stock then outstanding shall have the option to either (1) convert their shares in the manner contemplated in (vii)(A) above or (2) (x) shall be issued shares of convertible preferred stock or convertible debentures of the entity with which such consolidation, merger, sale or transfer, or share exchange takes place, which newly issued shares or debentures (as the case may be), shall have terms substantially similar in all material respects to the terms of the Preferred Stock (including with respect to conversion, as adjusted proportionately to reflect any differences between such entity’s and the Company’s stock price) and shall be entitled to all of the rights and privileges of a holder of Preferred Stock set forth in this Certificate of Designation, the Registration Rights Agreement and the Purchase Agreement (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such freely tradeable shares of stock or other securities issuable upon conversion of

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such convertible preferred stock or convertible debentures), and (y) simultaneously with such issuance of convertible preferred stock or convertible debentures, shall have the right to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such consolidation, merger, sale or transfer, or share exchange. In such case, the conversion price for such shares shall retain the discounts present in the Certificate of Designation. The conversion price for such newly issued shares shall be based upon the amount of securities, cash or property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effective or closing date for such transaction and the Conversion Price stated herein.

C.         The terms of any such reclassification, consolidation, merger, sale, transfer or share exchange under this Section 5(c)(vii) shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such reclassification, consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(viii) If:

A.                      the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.                        the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.                        the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.                       the approval of any stockholders of the Company shall be required (or shall be sought) in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred

9

Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 Calendar Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

(d)       If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company’s capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 Calendar Days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

(e)       The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Class A Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Class A Common Stock as shall be issuable (taking into account the adjustments and

10

restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Class A Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable. If the Company shall not on any Conversion Date have sufficient available shares of Class A Common Stock in accordance with this Section to issue upon conversion of Preferred Stock and payments of dividends thereon, the Company shall use its best efforts, without limitation, including the filing of any proxy statements with the Securities and Exchange Commission and the distribution of such proxy statements to its shareholders, to obtain, within 60 days from the triggering Conversion Date, shareholder approval to increase the total number of authorized shares of Class A Common Stock to a number reasonably acceptable to both the Company and the holders of Preferred Stock.

(f)        Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Class A Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Class A Common Stock.

(g)       The issuance of certificates for shares of Class A Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h)       Shares of Preferred Stock converted into Class A Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

(i)        Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the

11

books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

6.         Redemptions.

(a)       The Company shall have the right, exercisable at any time upon 20 Trading Days notice to the holders of the Preferred Stock given at any time after the Original Issue Date, to redeem, from funds legally available therefor at the time of such redemption, all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price per share equal to the product or (i) the average Per Share Market Value for the twenty-five Calendar Days immediately preceding (1) the date of the redemption notice referenced above or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on (1) the date of such redemption notice or (2) the date of payment in full by the Company of such redemption price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. The entire redemption price shall be paid in cash. Holders of Preferred Stock may convert any shares of Preferred Stock, including shares subject to a redemption notice given under this Section, during the period from the date of such redemption notice through the 20th Trading Day thereafter.

(b)       If any portion of the redemption price under Section 6(a) shall not be paid by the Company within seven Calendar Days after the date due under such Section, such redemption price shall be increased by 15% per annum until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than seven Calendar Days after the date due, the holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given within 45 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the “Unpaid Redemption Shares”), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the holder’s written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within five Trading Days of its receipt of such election deliver to the holder the shares of Class A Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to

12

such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the holder elects option (ii) above, the Company shall promptly, and in any event not later than five Trading Days from receipt of holder’s notice of such election, return to the holder all of the Unpaid Redemption Shares.

7.         Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day of the year on which commercial banks are not required or authorized to be closed in New York, New York.

“Calendar Day” means any day of the year.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.01 per share.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.01 per share.

“Common Stock” means Class A Common Stock, Class B Common Stock, stock of any other class into which such shares may hereafter have been reclassified or changed and any other securities hereafter designated as common stock of the Company.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon), and of which the denominator is the Conversion Price at such time.

“Escrow Agreement” means the Escrow Agreement, dated the Original Issue Date, by and among the Company, the original holder of the Preferred Stock and the Escrow Agent.

“Junior Securities” means the Common Stock and all other equity securities of the Company, except Series A Cumulative Redeemable Preferred Stock, Series B Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Class A Common Stock on such date on The Nasdaq National Market, Nasdaq Small Cap Market or other stock exchange on which the Class A Common Stock has been listed or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Class A Common Stock is not listed on The

13

Nasdaq National Market, Nasdaq Small Cap Market or any stock exchange, the closing bid price for a share of Class A Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market at the close of business on such date, or (c) if the Class A Common Stock is not quoted on the Nasdaq Stock Market or Nasdaq Small Cap Market, the closing bid price for a share of Class A Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Class A Common Stock is not reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the holder, or (e) if the Class A Common Stock is not publicly traded the fair market value of a share of Class A Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original holder of the Preferred Stock.

“Shareholder Approval” means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company’s articles of organization and by-laws, of the issuance by the Company of shares of Class A Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Preferred Stock into Class A Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof), the Company hereby agrees to use its best efforts to seek shareholder approval to increase the amount of authorized shares of Class A Common Stock. In the event that such shareholder approval is not properly granted, and as a result the Company does not have sufficient available shares of Class A Common Stock on a certain Conversion Date.

“Trade Price” for any Trading Day shall mean the lowest trading price of the Class A Common Stock during such Trading Day, as reported by Bloomberg Information Services, Inc. (“Bloomberg”) or similar organizations or agencies succeeding to its functions of reporting prices; provided, however the Class A Common Stock is no longer reported by Bloomberg or such organizations, then such prices shall be determined by reference to “Pink Sheet” quotes for the relevant period as determined in good faith by holder.

14

“Trading Day” means (a) a day on which the Class A Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (b) if the Class A Common Stock is not listed on the Nasdaq National Market or Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

RESOLVED FURTHER, that the Chairman and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the Secretary of State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

IN WITNESS WHEREOF, Wave Systems Corp. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Steven Sprague, its President, and attested by Peter J. Sprague, its Secretary, this 6th day of March, 1998.

WAVE SYSTEMS CORP.

By:	/s/ Steven Sprague
Name: Steven Sprague
Title: President

Attest:

By:	/s/ Peter J. Sprague
Name: Peter J. Sprague
Title: Secretary

15

EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder
in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series G Convertible Preferred Stock indicated below, into shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Wave Systems Corp. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion

Number of shares of Preferred Stock to be Converted

Number of shares of Class A Common Stock to be Issued

Applicable Conversion Price

Signature

Name:

Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Class A Common Stock outstanding on such date and the number of shares of Class A Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder hereby consents to the revocation of the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Class A Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision.

17

“Trading Day” means (a) a day on which the Class A Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (b) if the Class A Common Stock is not listed on the Nasdaq National Market or Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

RESOLVED FURTHER, that the Chairman and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the Secretary of State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

IN WITNESS WHEREOF, Wave Systems Corp. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Steven Sprague, its President, and attested by Peter J. Sprague, its Secretary, this 5th day of March, 1998.

WAVE SYSTEMS CORP.

By:	/s/ Steven Sprague
Name: Steven Sprague
Title: President

Attest:

By:	/s/ Peter J. Sprague
Name: Peter J. Sprague
Title: Secretary

15

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WAVE SYSTEMS CORP.

Wave Systems Corp. (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.         The name of the corporation is Wave Systems Corp.

2.         The Restated Certificate of Incorporation of the corporation is hereby amended by amending Article FOURTH, paragraph 1 thereof so that said paragraph shall be and read as follows:

“FOURTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is Ninety Million (90,000,000) shares divided into the following classes:

(a)                                  Seventy-Five Million (75,000,000) shares of Class A Common Stock with a par value of one cent ($0.01) per share;

(b)                                 Thirteen Million (13,000,000) shares of Class B Common Stock with a par value of one cent ($0.01) per share; and

(c)                                  Two Million (2,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share.”

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/10/1998
981432194 – 2169395

3.         The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have made and signed this certificate this 10th day of November, 1998.

/s/ Peter J. Sprague
Name: Peter J. Sprague
Title: Chief Executive Officer

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/12/1999
991098277 - 2169395

CERTIFICATE OF RENEWAL AND REVIVAL OF
CERTIFICATE OF INCORPORATION
OF
WAVE SYSTEMS CORP.

It is hereby certified that:

1.         The name of the corporation (hereinafter called the “corporation”) is Wave Systems Corp.

2.         The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is August 12, 1988.

3.         The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

4.         The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 1999 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5.         The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28,1999.

6.         This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on March 12, 1999

/s/ Gerard T. Feeney
Name: Gerard T. Feeney
Title: Senior Vice President & CFO

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:46 PM 04/30/2003
FILED 02:41 PM 04/30/2003
SRV 030280442 - 2169395 FILE

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND
PREFERENCES
OF THE
SERIES H CONVERTIBLE PREFERRED STOCK
OF
WAVE SYSTEMS CORP.

The undersigned, the Chief Executive Officer of Wave Systems Corp., a Delaware corporation (the “Company”), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of Series H Convertible Preferred Stock, was duly adopted on April 29, 2003:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), there hereby is created out of the shares of Preferred Stock, par value $.01 per share, of the Company authorized in Article IV of the Certificate of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Company, to be named “Series H Convertible Preferred Stock,” consisting of Six Hundred (600) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1.                          Designation and Rank. The designation of such series of the Preferred Stock shall be the Series H Convertible Preferred Stock, par value $.01 per share (the “Series H Preferred Stock”). The maximum number of shares of Series H Preferred Stock shall be Six Hundred (600) Shares. The Series H Preferred Stock shall rank prior to the Class A Common Stock, par value $.01 per share (the “Common Stock”), and to all other classes and series of equity securities of the Company which by its terms does not rank senior to the Series H Preferred Stock with respect to distributions of assets upon liquidation (“Junior Stock”). All payments in respect of the Series H Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

2.                          Dividends.

(a)                      Payment of Dividends. The holders of record of shares of Series H Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when, and if, declared by the Board of Directors, dividends at the rate of ten percent (10%) of the stated Liquidation Preference Amount (as defined in Section 4 hereof) per share per annum commencing on the date of issuance (the “Issuance Date”) of the Series H Preferred Stock, increasing to the rate of twelve percent (12%) of the stated Liquidation Preference Amount per share per annum based on a year of 360 days on April 30, 2004, and no more, payable at the option of the Company, in cash or in shares of Common Stock. In the event that dividends are paid in shares of Common Stock, the number of shares issued to the holders of the

Series H Preferred Stock shall be equal to the quotient of (i) the dollar amount of such dividend divided by (ii) the Conversion Price (as defined in Section 5(d) below). In the case of shares of Series H Preferred Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Dividends on the Series H Preferred Stock shall be cumulative, shall accrue and be payable as provided herein. Dividends on the Series H Preferred Stock which are accrued and unpaid shall be paid upon conversion or redemption as provided herein to the extent the assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly as assets become legally available thereafter. Dividends on the Series H Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Junior Stock. Such dividends shall accrue on each share of Series H Preferred Stock from day to day whether or not earned or declared.

(b)                     So long as any shares of Series H Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series H Preferred Stock.

(c)                      In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series H Preferred Stock shall be payable on the date of payment of the preferential amount to the holders of Series H Preferred Stock. In the event of (i) a mandatory redemption pursuant to Section 9 or (ii) a redemption upon the occurrence of a Major Transaction (as defined in Section 8(c)) or a Triggering Event (as defined in Section 8(d)), all accrued and unpaid dividends on the Series H Preferred Stock shall be payable on the date of such redemption in accordance with the provisions of Sections 8 or 9 governing such redemption. In the event of a voluntary conversion pursuant to Section 5(a), all accrued and unpaid dividends on the Series H Preferred Stock being converted shall be payable on the Voluntary Conversion Date (as defined in Section 5(b)(i)) in accordance with the terms of Section 5.

(d)                     For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 8 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

3.                          Voting Rights.

(a)                      Class Voting Rights. The Series H Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as any shares of the Series H Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series H Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series H Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking senior to the Series H Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series H Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company’s Junior Stock other than stock splits, stock dividends and employee buy-backs and redemptions under Section 2(d); (iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series H Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock or any other class or series of equity securities which by its terms shall rank on parity with the Series H Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock other than stock splits and stock dividends; or (vi) reclassify the Company’s outstanding securities. Notwithstanding the foregoing to the contrary, so long as at least 100 shares of Series H Preferred Stock are outstanding, the Company shall not issue any securities senior to or on parity with the Series H Preferred Stock in respect of distribution of assets on liquidation, dissolution or winding up without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series H Preferred Stock outstanding at the time.

(b)                     General Voting Rights. Except with respect to transactions upon which the Series H Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series H Preferred Stock shall have no voting rights. The Common Stock into which the Series H Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

4.                          Liquidation Preference.

(a)                      In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series H Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount equal to $10,000 per share (the “Liquidation Preference Amount”) of the Series H Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series H Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series H Preferred Stock, then all of said assets will be distributed among the holders of the Series H Preferred Stock and the other classes of stock on a parity with the Series H Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series H Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series H Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series H Preferred Stock) or a combination thereof; provided, however, that no cash or other property shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series H Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series H Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b)                     A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series H Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

(c)                      Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series H

Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

5.                          Conversion. The holder of Series H Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a)                      Right to Convert. At any time on or after the trading day following the Annual Meeting Date (as defined in the separate Series H Convertible Preferred Stock Purchase Agreements among the Company and the purchasers listed therein (the “Purchase Agreements”)), the holder of any shares of Series H Preferred Stock may, at such holder’s option, subject to the limitations set forth in Section 7 herein, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series H Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series H Preferred Stock being converted plus accrued and unpaid dividends thereon divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. The Company shall keep written records of the conversion of the shares of Series H Preferred Stock converted by each holder. The Company’s records shall be deemed correct as to such conversions, absent manifest error. A holder shall be required to deliver the original certificates representing the shares of Series H Preferred Stock upon complete conversion of the Series H Preferred Stock.

(b)                     Mechanics of Voluntary Conversion. The Voluntary Conversion of Series H Preferred Stock shall be conducted in the following manner:

(i)                         Holder’s Delivery Requirements. To convert Series H Preferred Stock into full shares of Common Stock on any date (the “Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company, and (B) with respect to the final conversion of shares of Series H Preferred Stock held by any holder, such holder shall surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date but in no event later than five (5) business days after such date the original certificates representing the shares of Series H Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).

(ii)                      Company’s Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within three (3) business days following the date of receipt by the Company of the executed Conversion Notice, issue and deliver to the Depository Trust Company (“DTC”) account on the holder’s behalf via the Deposit

Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled plus any accrued but unpaid dividends on the converted Series H Preferred Stock.

(iii)                   Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder’s calculation was correct, or by the holder, in the event the Company’s calculation was correct, or equally by the Company and the holder in the event that neither the Company’s or the holder’s calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

(iv)                  Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series H Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v)                     Company’s Failure to Timely Convert. If within three (3) business days of the Company’s receipt of the Conversion Notice (the “Share Delivery Period”) the Company shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series H Preferred Stock (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder and under the Purchase Agreements (including indemnification pursuant to Section 6 thereof), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and (B) the Closing Bid Price (as defined in Section 5(c)(iii) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

(c)                      Mandatory Conversion.

(i)                         Each share of Series H Preferred Stock plus all accrued but unpaid dividends outstanding on the Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series H Preferred Stock outstanding on the Mandatory Conversion Date plus accrued and unpaid dividends thereon divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

(ii)                      As used herein, “Mandatory Conversion Date” shall be the first date which is at least ninety (90) days following the Effectiveness Date (as defined in the Registration Rights Agreement) that (i) the Closing Bid Price (as defined below) of the Common Stock has exceeded 250% of the Conversion Price for a minimum of fifteen (15) trading days during the twenty (20) consecutive trading day period ending on such date and (ii) the Registration Statement (as defined in the Registration Rights Agreement) is effective or the shares of Common Stock into which the Series H Preferred Stock can be converted may be offered for resale to the public pursuant to Rule 144(k) (“Rule 144(k)”) under the Securities Act of 1933, as amended (the “Securities Act”). Notwithstanding the foregoing, if (A) a Triggering Event (as defined in Section 8(d) hereof) shall have occurred and be continuing or (B) any event shall have occurred and be continuing which, with the passage of time and the failure to cure, would result in a Triggering Event (any such event referred to in clause (A) or (B) being referred to as a “Trigger Condition”), shall exist on the date that would otherwise be the Mandatory Conversion Date, the Mandatory Conversion Date shall be postponed until the first day thereafter that no Trigger Condition exists. Furthermore, if the conversion of any share or any portion of a share of Series H Preferred Stock would be prohibited by Section 7(c) hereof on the date that would otherwise be the Mandatory Conversion Date, the Mandatory Conversion Date applicable to such share or such portion thereof shall be postponed until the first day thereafter that such share or such portion thereof can be converted without violating Section 7(c) hereof. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the “Conversion Date.”

(iii)                   The term “Closing Bid Price” shall mean, for any security as of any date, the last closing bid price of such security on The Nasdaq National Market for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation

Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series H Preferred Stock.

(iv)                  On the Mandatory Conversion Date, the outstanding shares of Series H Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the Preferred Stock Certificates are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series H Preferred Stock unless the Preferred Stock Certificates are either delivered to the Company or the holder notifies the Company that such Preferred Stock Certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series H Preferred Stock pursuant to this Section 5, the holders of the Series H Preferred Stock shall surrender the Preferred Stock Certificates representing the Series H Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to the holder within three (3) business days of the holder’s delivery of the applicable Preferred Stock Certificates.

(d)                     Conversion Price. The term “Conversion Price” shall mean $.76 per share, subject to adjustment under Section 5(e) hereof. Notwithstanding any adjustment hereunder, at no time shall the Conversion Price be greater than $.76 per share other than in connection with a reverse stock split effected by the Company.

(e)                      Adjustments of Conversion Price.

(i)                         Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)                      Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the Conversion Price then in effect by a fraction:

(1)                       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)                       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)                   Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series H Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series H Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series H Preferred Stock.

(iv)                  Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series H Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate and equitable revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series H Preferred Stock shall have the right thereafter to convert such share of Series H Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series H Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)                     Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate and equitable revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series H Preferred Stock shall have the right thereafter to convert such share of Series H Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series H Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series H Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)                  Adjustments for Issuance of Additional Shares of Common Stock.

(A)                  In the event the Company, shall, at any time, from time to time, issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(e) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) (the “Additional Shares of Common Stock”), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

(1)                      the numerator of which shall be equal to the sum of (A) the number of shares of Outstanding Common Stock (as defined below) immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Conversion Price then in effect, and

(2)                      the denominator of which shall be equal to the number of shares of Outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock.

For purposes hereof, “Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time. The provisions of paragraph (A) of Section 5(e)(vi) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 5(e)(i), 5(e)(ii), 5(e)(iii) or 5(e)(iv). No adjustment of the number of shares of Common Stock shall be made under paragraph (A) of Section 5(e)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 5(e)(vii).

(vii)               Issuance of Common Stock Equivalents. If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Series H Preferred Stock or warrants issued to the holders of the Series H Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the “Common Stock Equivalents”) and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the Conversion Price, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Common Share Price be less than Conversion Price in effect at the time of such amendment, then the Conversion Price then in effect shall be reduced to a price according to the calculation contained in Section 5(e)(vi). No adjustment of the Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii).

(viii)            Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series H Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(1)                       in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2)                       in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock.

(ix)                    Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(f)                        Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price of shares of Common Stock issuable upon conversion of the Series H Preferred Stock upon (i) the Company’s issuance of any securities in connection with a merger and/or acquisition, strategic alliance, joint venture, consolidation, sale or disposition of all or substantially all of the Company’s assets, (ii) the Company’s issuance of Additional Shares of Common Stock in connection with underwritten public offerings of its securities, (iii) the Company’s issuance of Common Stock or the issuance or grants of options to purchase Common Stock to eligible officers, employees or directors of, or consultants to, the Company, pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist or the issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to amendments to existing stock incentive or employee stock purchase plans or new stock incentive or employee stock purchase plans adopted after the Issuance Date which are approved by the Board of Directors so long as such issuances in the aggregate do not exceed (A) 2,500,000 shares of Common Stock for a period of one year following the Issuance Date and (B) 2,500,000 shares of Common Stock for the subsequent one year period, (iv) any transaction where the first use of proceeds from such transaction would be used to redeem all of the Preferred Shares in accordance with Section 8(i) of the Certificate of Designation, (v) securities issued upon the exercise, conversion or exchange of any Common Stock Equivalents outstanding on the Issuance Date, (vi) Series H Preferred Stock or warrants issued by the Company pursuant to the Purchase Agreements, or Common Stock issued upon conversion or exercise thereof, (vii) securities issued as a stock dividend or upon any stock split, recapitalization or other subdivision or combination of Common Stock, provided, however, that this subclause (vii) shall not affect the rights of the holders of the Series H Preferred Stock under Section 5(e)(i) through (iv) hereof, (viii) any warrants issued to H.C. Wainwright & Co., Inc. as placement agent for the transactions contemplated by the Purchase Agreements and the shares of Common Stock issued upon exercise thereof, (ix) the Company’s issuance of securities in connection with raising capital for WaveXpress, Inc. and SignOnLine, or (x) the Company’s issuance of securities to consultants for professional services so long as such issuances in the aggregate do not exceed one percent (1%) of the Company’s issued and outstanding shares of Common Stock as of the date hereof.

(g)                     No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series H Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series H Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series H Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 130% of the stated value of the Series H Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

(h)                     Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series H Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series H Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series H Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(i)                         Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series H Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(j)                         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series H Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series H Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(k)                      Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series H Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

(1)                      Reservation of Common Stock. The Company shall, so long as any shares of Series H Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series H Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series H Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 120% of the number of shares of Common Stock for which the shares of Series H Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series H Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series H Preferred Stock based on the number of shares of Series H Preferred Stock held by each holder at the time of issuance of the Series H Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series H Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series H Preferred Stock shall be allocated to the remaining holders of Series H Preferred Stock, pro rata based on the number of shares of Series H Preferred Stock then held by such holder.

(m)                   Retirement of Series H Preferred Stock. Conversion of Series H Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Mandatory Conversion Date. The Company shall keep written records of the conversion of the shares of Series H Preferred Stock converted by each holder. The Company’s records shall be deemed correct as to such conversions, absent manifest error. A holder shall be required to deliver the original certificates representing the shares of Series H Preferred Stock upon complete conversion of the Series H Preferred Stock.

(n)                     Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series H Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case maybe.

6.                          No Preemptive Rights. Except as provided in Section 5 hereof and in the Purchase Agreements, no holder of the Series H Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7.                          Conversion Restrictions.

(a)                      Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series H Preferred Stock convert shares of the Series H Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series H Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the “Waiver Notice”) that such holder would like to waive Section 7(a) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series H Preferred Stock, this Section

7(a) shall be of no force or effect with regard to those shares of Series H Preferred Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Mandatory Conversion Date.

(b)                     Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series H Preferred Stock convert shares of the Series H Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series H Preferred Stock providing the Company with a Waiver Notice that such holder would like to waive Section 7(b) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series H Preferred Stock, this Section 7(b) shall be of no force or effect with regard to those shares of Series H Preferred Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Mandatory Conversion Date.

(c)                      Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation or otherwise, if the Company has not obtained the stockholder approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market, Inc. (or any successor entity) to approve the issuance of shares of Common Stock in connection with the transactions contemplated by the Purchase Agreements and the other Transaction Documents (as defined in the Purchase Agreements) in excess of 19.999% of the number of shares of Common Stock outstanding immediately prior to the initial Issuance Date (the “Stockholder Approval”):

(i)                         The Company shall not be obligated to issue in excess of an aggregate of 10,031,095 shares of Common Stock upon conversion of the Series H Preferred Stock and the exercise of the Warrants (as defined in the Purchase Agreements), which number shall be subject to adjustment pursuant to Section 5(e)(i) (the “Issuable Maximum”). The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the initial Issuance Date minus the number of shares of Common Stock issued or issuable to the Company’s placement agent in connection with the Purchase Agreements.

(ii)                      The number of shares of Common Stock representing each holder’s Pro Rata Maximum (as defined in the Purchase Agreements) is set forth in Section 3.16 of each of the Purchase Agreements. If on any Conversion Date, the number of shares of Common Stock previously issued upon conversion or exercise of any holder’s Series H Preferred Stock and Warrants or otherwise issued by the Company to such holder pursuant to the provisions of this Certificate of Designation or any of the Transaction Documents (as defined in the Purchase

Agreements), together with the number of shares of Common Stock that such holder is requesting to be issued upon conversion of the Series H Preferred Stock on such Conversion Date would exceed such holder’s Pro Rata Maximum, then the Company shall issue to such holder the number of shares of Common Stock up to such holder’s Pro Rata Maximum and, with respect to the remainder of the shares of Common Stock which would result in an issuance of shares of Common Stock to such holder in excess of such holder’s Pro Rata Maximum (the “Excess Shares”), the Company shall have the option to either (1) for a period not to exceed 90 days following the applicable Conversion Date, use its reasonable best efforts to obtain the Stockholder Approval as soon as possible, or (2) pay to such holder cash in lieu of the Excess Shares in an amount equal to the greater of (a) the Liquidation Preference Amount of such shares of Series H Preferred Stock which if converted, would have resulted in the issuance of the Excess Shares, plus accrued and unpaid dividends thereon and (b) the amount equal to the product of (i) the quotient of (A) the Liquidation Preference Amount of such shares of Series H Preferred Stock which if converted, would have resulted in the issuance of the Excess Shares, plus accrued and unpaid dividends thereon, divided by (B) the Conversion Price multiplied by (ii) the average of the closing price of the Common Stock for the ten (10) trading days immediately preceding the date of such redemption.

8.                          Redemption.

(a)                      Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series H Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Series H Preferred Stock shall have the right, at such holder’s option, to require the Company to redeem all or a portion of such holder’s shares of Series H Preferred Stock at a price per share of Series H Preferred Stock equal to 100% of the Liquidation Preference Amount, plus any accrued but unpaid dividends and liquidated damages (the “Major Transaction Redemption Price”); provided that the Company shall pay the Major Transaction Redemption Price in shares of Common Stock. The price per share of Common Stock shall be based upon the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Redemption at Option of Buyer Upon Major Transaction (as hereafter defined). The Company shall only be required to issue shares of Common Stock up to the Authorized Amount (as defined below) until such time that the Company receives stockholder approval to increase its authorized shares of Common Stock and files an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware increasing its authorized shares as contemplated by Section 3.16 of the Purchase Agreements (the “Charter Amendment”). For purposes of this Certificate of Designation, “Authorized Amount” shall mean an aggregate of 17,000,000 shares of Common Stock that is issuable upon conversion of the Series H Preferred Stock, upon the exercise of the Warrants and the warrant issued or issuable to the Company’s placement agent in connection with the Purchase Agreements or otherwise issuable under this Certificate of Designation, the Purchase Agreements, the Warrants or any of the Transaction Documents (as defined in the Purchase Agreements), including, without limitation, upon the occurrence of a Major Transaction or Triggering Event.

(b)                     Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series H Preferred Stock contained herein, after a Triggering Event (as defined below), each holder of Series H Preferred Stock shall have the right, at such holder’s option, to require the Company to redeem all or a portion of such holder’s shares of Series H Preferred Stock at a price per share of Series H Preferred Stock equal to 120% of the Liquidation Preference Amount, plus any accrued but unpaid dividends and liquidated damages the “Triggering Event Redemption Price” and, collectively with the “Major Transaction Redemption Price,” the “Redemption Price”); provided that with respect to the Triggering Events described in clauses (i), (ii) and (iii) of Section 8(d), the Company shall have the sole option to pay the Triggering Event Redemption Price in cash or shares of Common Stock; and provided, further, that with respect to the Triggering Events described in clauses (iv) and (v) of Section 8(d), the Company shall pay the Triggering Event Redemption Price in cash. If the Company elects to pay the Triggering Event Redemption Price in shares of Common Stock in accordance with this Section 8(b), the price per share shall be based upon the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Redemption at Option of Buyer Upon Triggering Event (as hereafter defined), provided that the Company shall only be required to issue shares of Common Stock up to the Authorized Amount until the Charter Amendment is filed.

(c)                      “Major Transaction”. A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i)                         the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

(ii)                      the sale or transfer of more than 50% of the Company’s assets, other than (A) the sale or transfer of inventory in the ordinary course of business, (B) the sale or transfer of the stock or assets of WaveXpress, Inc., or (C) the sale or transfer of the assets of SignOnLine; or

(iii)                   acquisition by a third party of more than 50% of the outstanding shares of Common Stock.

(d)                     “Triggering Event”. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i)                         so long as any shares of Series H Preferred Stock are outstanding, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Series H Preferred Stock for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of ten consecutive trading days, and the shares of Common Stock into which such holder’s Series H Preferred Stock can be converted cannot be sold in the public securities market pursuant to Rule 144(k), provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series H Preferred Stock;

(ii)                      the suspension from listing or the failure of the Common Stock to be listed on The Nasdaq National Market, The Nasdaq SmallCap Market, OTC Bulletin Board, The New York Stock Exchange, Inc., The American Stock Exchange, Inc., or another securities exchange, quotation system or market, for a period of five (5) consecutive days;

(iii)                   the Company’s notice to any holder of Series H Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Series H Preferred Stock into shares of Common Stock;

(iv)                  the Company’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice; or

(v)                     the Company breaches any representation, warranty, covenant or other term or condition of the Purchase Agreements, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in the Purchase Agreements) and except, in the case of a breach of a representation, warranty, covenant or other term or condition which is curable, only if such breach continues for a period of a least ten (10) days.

(c)                      Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to each holder of Series H Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series H Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder’s Series H Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Buyer Upon Major Transaction”) to the Company, which Notice of Redemption at Option of Buyer Upon Major

Transaction shall indicate (i) the number of shares of Series H Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.

(f)                        Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each holder of Series H Preferred Stock. At any lime after the earlier of a holder’s receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series H Preferred Stock then outstanding may require the Company to redeem all of the Series H Preferred Stock by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Buyer Upon Triggering Event”) to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series H Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 8(b) above.

(g)                     Payment of Redemption Price. Upon the Company’s receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series H Preferred Stock, the Company shall immediately notify each holder of Series H Preferred Stock by facsimile of the Company’s receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder’s Preferred Stock Certificates which such holder has elected to have redeemed. Other than with respect to the Triggering Events described in clauses (iv) and (v) of Section 8(d), which shall be payable in cash if such events occur, and a Major Transaction described in Section 8(a), which shall be payable in shares of Common Stock if such events occur, the Company shall have the sole option to pay the Redemption Price in cash or shares of Common Stock in accordance with Sections 8 and 9 of this Certificate of Designation. The Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder’s Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Series H Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Series H Preferred Stock being redeemed equal to such holder’s pro-rata amount (based on the number of shares of Series H Preferred Stock held by such holder relative to the number of shares of Series H Preferred Stock outstanding) of all Series H Preferred Stock being redeemed. If the Company shall fail to redeem all of the Series H Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series H Preferred Stock may have under this Certificate of Designation and the Purchase Agreements, the applicable Redemption Price payable in respect of such unredeemed Series H Preferred Stock shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full or until delivery of the Void Optional Redemption Notice. Until the Company pays such unpaid applicable Redemption Price in full to a holder of shares of

Series H Preferred Stock submitted for redemption, such holder shall have the option (the “Void Optional Redemption Option”) to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Series H Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Major Transaction shall be null and void with respect to those shares of Series H Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Series H Preferred Stock submitted to the Company by each holder for redemption under this Section 8(d) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Series H Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 8 shall have priority to payments to other stockholders in connection with a Major Transaction.

(h)                     Demand Registration Rights. If the Redemption Price upon the occurrence of a Major Transaction or a Triggering Event is paid in shares of Common Stock and such shares have not been previously registered on a registration statement under the Securities Act, a holder of Series H Preferred Stock may make a written request for registration under the Securities Act pursuant to this Section 8(h) of all of its shares of Common Stock issued upon such Major Transaction or Triggering Event. The Company shall use its reasonable best efforts to cause to be filed and declared effective as soon as reasonably practicable (but in no event later than the ninetieth (90th) day after such holder’s request is made) a registration statement under the Securities Act, providing for the sale of all of the shares of Common Stock issued upon such Major Transaction or Triggering Event by such holder. The Company agrees to use its reasonable best efforts to keep any such registration statement continuously effective for resale of the Common Stock for so long as such holder shall request, but in no event later than the date that the shares of Common Stock issued upon such Major Transaction or Triggering Event may be offered for resale to the public pursuant to Rule 144(k).

(i)                         Company’s Redemption Option. The Company may redeem all or a portion of the Series H Preferred Stock outstanding upon five (5) days prior written notice (the “Company’s Redemption Notice”) at a price per share of Series H Preferred Stock equal to 150% of the Liquidation Preference Amount plus any accrued but unpaid dividends and liquidated damages; provided, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within twenty-four (24) hours of receipt of the Company’s Redemption Notice, up to fifty percent (50%) of the shares of Series H Preferred Stock designated to be redeemed may be converted by such holder; provided further that if during the period between delivery of the Company’s Redemption Notice and the Redemption Date a holder shall become entitled to deliver a Notice of Redemption at Option of Buyer Upon Major Transaction, then the right of such holder shall take precedence over the previously delivered Company Redemption Notice. The Company’s Redemption Notice shall state the date of redemption which date shall be the sixth (6th) day after the Company has delivered the Company’s Redemption Notice (the “Company’s Redemption Date”), the Company’s Redemption Price and the number of shares to be redeemed by the Company. The Company shall not send a Company’s Redemption Notice unless it has good and clear funds for a minimum of the amount it intends to redeem in a bank account controlled by the Company; provided that if the redemption is expected to be made contemporaneous with the closing of a public underwritten offering of the Company, then the Company may not have good and clear funds in the bank account at the time of the Company’s Redemption Notice and may not send any such Company’s Redemption Notice earlier than the day immediately prior to the date the public offering is priced. The Company shall deliver the Company’s Redemption Price to the holder(s) within five (5) business days after the Company has delivered the Company’s Redemption Notice, provided, that if the holder(s) delivers a Conversion Notice before the Company’s Redemption Date, then the portion of the Company’s Redemption Price which would be paid to redeem the shares of Series H Preferred Stock covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Redemption Date, the Company shall pay the Company’s Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis, provided, however, that upon receipt by the Company of the Preferred Stock Certificates to be redeemed pursuant to this Section 8(e), the Company shall, on the next business day following the date of receipt by the Company of such Preferred Stock Certificates, pay the Company’s Redemption Price to the holder(s) on a pro rata basis. If the Company fails to pay the Company’s Redemption Price by the sixth (6th) business day after the Company has delivered the Company’s Redemption Notice (or in the case of a public offering, the closing of the public offering), the redemption will be declared null and void and the Company shall lose its right to serve a Company’s Redemption Notice in the future.

9.                          Inability to Fully Convert.

(a)                      Holder’s Option if Company Cannot Fully Convert. Commencing upon the earlier of (i) one hundred twenty (120) days following the Issuance Date and (ii) the effective date of the Registration Statement registering the shares of Common Stock issuable upon conversion of the Series H Preferred Stock, if upon the Company’s receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, other than as a result of failure to obtain Stockholder Approval, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, (x)

is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series H Preferred Stock pursuant to a Conversion Notice or (y) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series H Preferred Stock submitted for conversion, the holder, solely at such holder’s option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

(i)                         require the Company to redeem from such holder those Series H Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder’s Conversion Notice (“Mandatory Redemption”) at a price per share equal to the Major Transaction Redemption Price as of such Conversion Date (the “Mandatory Redemption Price”); provided that the Company shall have the sole option to pay the Mandatory Redemption Price in cash or shares of Common Stock; and provided further that if the Company elects to pay the Mandatory Redemption Price in shares of Common Stock, the Company shall only be required to issue shares of Common Stock up to the Authorized Amount until the Charter Amendment is filed.

(ii)                      if the Company’s inability to fully convert Series H Preferred Stock is pursuant to Section 9(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above;

(iii)                   void its Conversion Notice and retain or have returned, as the case may be, the shares of Series H Preferred Stock that were to be converted pursuant to such holder’s Conversion Notice (provided that a holder’s voiding its Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice).

In the event a Holder shall elect to convert any shares of Series H Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or of said shares of Series H Preferred Stock shall have issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to 130% of the amount of shares of Series H Preferred Stock the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(b)                     Mechanics of Fulfilling Holder’s Election. The Company shall promptly send via facsimile to a holder of Series H Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice, (ii) the number of Series H Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

(c)                      Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Mandatory Redemption Price to such holder within thirty (30) days of the Company’s receipt of the holder’s Notice in Response to Inability to Convert, provided that prior to the Company’s receipt of the holder’s Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 2(g). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series H Preferred Stock may have under this Certificate of Designation and the Purchase Agreements, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series H Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series H Preferred Stock, and (iii) require that the Conversion Price of such returned Series H Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption.

(d)                     Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series H Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series H Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Series H Preferred Stock electing to have Series H Preferred Stock converted and redeemed at such time an amount equal to such holder’s pro-rata amount (based on the number shares of Series H Preferred Stock held by such holder relative to the number shares of Series H Preferred Stock outstanding) of all shares of Series H Preferred Stock being converted and redeemed at such time.

10.                    Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series H Preferred Stock, shall be required (a) for any change to this Certificate of Designation or the Company’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series H Preferred Stock or (b) for the issuance of shares of Series H Preferred Stock other than pursuant to the Purchase Agreements.

11.                    Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series H Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

12.                    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series H Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series H Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.                    Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series H Preferred Stock and shall not be construed against any person as the drafter hereof.

14.                    Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series H Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate of Designation and does affirm the foregoing as true this 30th day of April, 2003.

WAVE SYSTEMS CORP.

By:	/s/Gerard T. Feeney
	Name:	Gerard T. Feeney
	Title:	Chief Financial Officer

EXHIBIT I

WAVE SYSTEMS CORP.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series H Preferred Stock of Wave Systems Corp. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series H Preferred Stock, par value $.01 per share (the “Preferred Shares”), of Wave Systems Corp., a Delaware corporation (the “Company”), indicated below into shares of Class A Common Stock, par value $.01 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

The Common Stock have been sold pursuant to the Registration Statement (as defined in the Purchase Agreement): YES ☐ NO ☐

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:
Title:

Dated:

PRICES ATTACHED

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:37 PM 08/28/2003
FILED 12:15 PM 08/28/2003
SRV 030559727 - 2169395 FILE

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WAVE SYSTEMS CORP.

Wave Systems Corp. (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.                          The name of the corporation is Wave Systems Corp.

2.                          The Restated Certificate of Incorporation of the corporation is hereby amended by amending Article FOURTH, paragraph 1 thereof so that said paragraph shall be and read as follows:

“FOURTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Thirty-Five Million (135,000,000) shares divided into the following classes:

(a)                    One Hundred Twenty Million (120,000,000) shares of Class A Common Stock with a par value of one cent ($0.01) per share;

(b)                   Thirteen Million (13,000,000) shares of Class B Common Stock with a par value of one cent ($0.01) per share; and

(c)                    Two Million (2,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share.”

3.                          The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have made and signed this certificate this 28th day of August, 2003.

/s/ Steven Sprague
Name: Steven Sprague
Title: Chief Executive Officer

Attest:

/s/ Gerard T. Feeney
Gerard T. Feeney
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:04 AM 05/24/2005
FILED 10:02 AM 05/24/2005
SRV 050426484 - 2169395 FILE

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WAVE SYSTEMS CORP.

Wave Systems Corp. (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.                          The name of the corporation is Wave Systems Corp.

2.                          The Restated Certificate of Incorporation of the corporation is hereby amended by amending Article FOURTH, paragraph 1 thereof so that said paragraph shall be and read as follows:

“FOURTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Sixty-Five Million (165,000,000) shares divided into the following classes:

(a)                    One Hundred Fifty Million (150,000,000) shares of Class A Common Stock with a par value of one cent ($0.01) per share;

(b)                   Thirteen Million (13,000,000) shares of Class B Common Stock with a par value of one cent ($0.01) per share; and

(c)                    Two Million (2,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share.”

3.                          The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have made and signed this certificate this 23rd day of May, 2005.

/s/ Steven Sprague
Name: Steven Sprague
Title: Chief Executive Officer
Attest:

/s/ Gerard T. Feeney
Gerard T. Feeney
Secretary

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WAVE SYSTEMS CORP.

Wave Systems Corp. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.                          The name of the Corporation is Wave Systems Corp.

2.                          Effective at 5:00 p.m. (Delaware time) on the date of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (such time on such date, the “Effective Time”), each 3 shares of the Corporation’s Class A Voting Common Stock, $.01 par value per share (the “Class A Common Stock”) and Class B Voting Common Stock, $.01 par value per share (the “Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”), respectively, issued and outstanding immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or its stockholders, be combined into and become one share of fully paid and nonassessable Class A Common Stock or Class B Common Stock (as applicable), subject to the treatment of fractional share interests set forth below. No fractional shares of Common Stock shall be issued by the Corporation, and the Corporation shall not recognize on its stock record books any purported transfer of any purported fractional share interest. A holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share as a result of the reverse stock split effected hereby (which shall be determined on the basis of the total number of shares of Common Stock held by a holder of record immediately prior to the Effective Time) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices per share of the Class A Common Stock, as reported by Bloomberg L.P. as of 4:00 PM (Delaware time) (as adjusted for the reverse stock split effected hereby), during the ten consecutive trading days ending on the trading day immediately prior to the day on which the Effective Time occurs (or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days (as adjusted for the reverse stock split effected hereby) or other price determined in good faith by the Board of Directors).

3.                          The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:23 AM 07/25/2006
FILED 10:23 AM 07/25/2006
SRV 060697765 - 2169395 FILE

IN WITNESS WHEREOF, we have made and signed this certificate this 25th day of July, 2006.

By:	/s/ Gerard T. Feeney
Name: Gerard T. Feeney
Title: Chief Financial Officer

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